                                                                    EXHIBIT 99.1
                                                                  EXECUTION COPY


                           STOCK PURCHASE AGREEMENT


                                 by and among


                             McKESSON HBOC, INC.,


                       DANONE INTERNATIONAL BRANDS, INC.


                                      and


                                 GROUPE DANONE


                                  dated as of


                                January 10, 2000

                               TABLE OF CONTENTS

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

 Section 1.1   Sale and Transfer of Shares..................    1
 Section 1.2   The Purchase Price...........................    1
 Section 1.3   Purchase Price...............................    1


                                  ARTICLE II

                                  THE CLOSING

 Section 2.1   The Closing..................................    3
 Section 2.2   Deliveries by Seller.........................    3
 Section 2.3   Deliveries by Purchaser......................    4


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

 Section 3.1   Organization.................................    4
 Section 3.2   Authorization; Validity of Agreement.........    4
 Section 3.3   Execution; Validity of Agreement.............    5
 Section 3.4   Consents and Approvals; No Violations........    5
 Section 3.5   Ownership and Possession of Shares...........    6
 Section 3.6   Good Title Conveyed..........................    6
 Section 3.7   Company Action...............................    6
 Section 3.8   Capitalization...............................    6
 Section 3.9   Organization; Qualification of Company.......    6
 Section 3.10  Subsidiaries.................................    7
 Section 3.11  Financial Statements.........................    7
 Section 3.12  No Undisclosed Liabilities...................    7
 Section 3.13  Prepayment of Company Debt...................    8
 Section 3.14  Absence of Certain Changes...................    8
 Section 3.15  Title to Properties; Encumbrances............    8
 Section 3.16  Real Property................................    8
 Section 3.17  Leases.......................................    8
 Section 3.18  Contracts and Commitments....................    9
 Section 3.19  Customers and Suppliers......................    9
 Section 3.20  Insurance....................................   10
 Section 3.21  Casualties...................................   10
 Section 3.22  Litigation...................................   10
 Section 3.23  Environmental Matters........................   10
 Section 3.24  Compliance with Laws.........................   11
 Section 3.25  Employee Benefit Plans.......................   11
 Section 3.26  Tax Matters..................................   12
 Section 3.27  Intellectual Property........................   13
 Section 3.28  Labor Matters................................   15
 Section 3.29  Bank Accounts................................   15
 Section 3.30  Brokers or Finders...........................   15
 Section 3.31  Affiliated Transactions......................   16
 Section 3.32  Accounts Receivable..........................   16
 Section 3.33  Inventories..................................   16
 Section 3.34  Payables.....................................   16

 Section 3.35  Product Liability........................................................       16
 Section 3.36  Dividends................................................................       16
 Section 3.37  No Other Representations.................................................       16


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

 Section 4.1   Organization.............................................................       17
 Section 4.2   Authorization; Validity of Agreement.....................................       17
 Section 4.3   Consents and Approvals; No Violations....................................       17
 Section 4.4   Acquisition of Shares for Investment.....................................       18
 Section 4.5   Availability of Funds....................................................       18
 Section 4.6   Litigation...............................................................       18
 Section 4.7   Investigation by Purchaser; Seller's Liability...........................       18
 Section 4.8   Brokers or Finders.......................................................       19


                                   ARTICLE V

                                   COVENANTS

 Section 5.1   Interim Operations of the Company........................................       19
 Section 5.2   Access; Confidentiality..................................................       22
 Section 5.3   Efforts and Actions to Cause Closing to Occur............................       23
 Section 5.4   Tax Matters..............................................................       25
 Section 5.5   Publicity................................................................       30
 Section 5.6   Employees; Employee Benefits.............................................       30
 Section 5.7   Indemnification..........................................................       34
 Section 5.8   Transition Services......................................................       34
 Section 5.9   Intercompany Arrangements................................................       34
 Section 5.10  Treatment of Seller Guaranties...........................................       34
 Section 5.11  Update of Disclosure Schedule............................................       35
 Section 5.12  Maintenance of Books and Records.........................................       35
 Section 5.13  Seller's Trademarks and Logos............................................       35
 Section 5.14  License Agreement........................................................       36
 Section 5.15  Intellectual Property Assignments........................................       36
 Section 5.16  Unclaimed Property Audit.................................................       36
 Section 5.17  Non-Competition..........................................................       36
 Section 5.18  Further Action...........................................................       37
 Section 5.19  Environmental Compliance.................................................       37
 Section 5.20  Environmental Compliance.................................................       38
 Section 5.21  Environmental Compliance.................................................       38


                                  ARTICLE VI

                                  CONDITIONS

 Section 6.1   Conditions to Each Party's Obligation to Effect the Closing..............       38
 Section 6.2   Conditions to Obligations of Purchaser to Effect the Closing.............       38
 Section 6.3   Conditions to Obligations of Seller to Effect the Closing................       39


                                  ARTICLE VII

                                  TERMINATION

 Section 7.1   Termination..............................................................       40
 Section 7.2   Effect of Termination....................................................       41

                                 ARTICLE VIII

                                INDEMNIFICATION


 Section 8.1    Indemnification; Remedies.........................        41
 Section 8.2    Notice of Claim; Defense..........................        44
 Section 8.3    Resolution of All Tax-Related Disputes............        45
 Section 8.4    Tax Effect of Indemnification Payments............        45
 Section 8.5    No Duplication; Sole Remedy Procedures............        46
 Section 8.6    No Right of Off-set/Set-off.......................        46

                                  ARTICLE IX

                        DEFINITIONS AND INTERPRETATION

 Section 9.1    Definitions.......................................        46
 Section 9.2    Interpretation....................................        54

                                   ARTICLE X

                                 MISCELLANEOUS


 Section 10.1   Fees and Expenses.................................        54
 Section 10.2   Amendment and Modification........................        55
 Section 10.3   Notices...........................................        55
 Section 10.4   Counterparts......................................        55
 Section 10.5   Entire Agreement; No Third Party Beneficiaries....        56
 Section 10.6   Severability......................................        56
 Section 10.7   Governing Law.....................................        56
 Section 10.8   Dispute Resolution................................        56
 Section 10.9   Venue.............................................        56
 Section 10.10  Time of Essence...................................        57
 Section 10.11  Extension; Waiver.................................        57
 Section 10.12  Election of Remedies..............................        57
 Section 10.13  Assignment........................................        57
 Section 10.14  Waiver of Jury Trial..............................        57
 Section 10.15  Specific Performance..............................        57
 Section 10.16  Guarantee.........................................        57

EXHIBITS:
     Trademark Assignment
     Patent Assignment
     Net Book Value Calculation

                            STOCK PURCHASE AGREEMENT


          Stock Purchase Agreement, dated as of January 10, 2000, by and among Groupe Danone, a societe anonyme organized under the laws of the Republic of France, as Guarantor, Danone International Brands, Inc., a Delaware corporation, McKesson HBOC, Inc., a Delaware corporation and the holder of all the capital stock of McKesson Water Products Company. Certain capitalized terms used in this Agreement have the meanings assigned to them in Article IX or elsewhere in the Agreement.

          WHEREAS, Seller owns all of the issued and outstanding Shares of McKesson Water Products Company, a California corporation; and

          WHEREAS, each of the Boards of Directors of Purchaser and Seller has approved, and the Board of Directors of Seller deems it advisable and in the best interests of its shareholders to consummate, the acquisition of the Company by Purchaser, which acquisition is to be effected by the purchase of all the outstanding capital stock of the Company by Purchaser upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

          Section 1.1  Sale and Transfer of Shares.  Subject to the terms and
                       ---------------------------
conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Purchaser all the issued and outstanding Shares, free and clear of all Encumbrances, except for any Encumbrance relating to the resale of the Shares by the Purchaser arising under the Securities Act or any applicable state securities laws and Purchaser shall purchase, acquire and accept the Shares from Seller.

          Section 1.2  The Purchase Price.  Subject to the terms and conditions
                       ------------------
of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Purchaser of the Shares, Purchaser shall pay to Seller an amount of cash equal to $1,105,000,000.

          Section 1.3  Purchase Price Adjustment.
                       -------------------------

                  (a)  As promptly as practicable, but no later than 90
calendar days after the Closing Date, Seller shall prepare and deliver to Purchaser a closing balance sheet as of the Closing Date (the "Closing Balance
                                                               ---------------
Sheet") prepared in accordance with GAAP on a basis consistent with the
-----
Financial Statements and a statement of the Net Book Value of the Company as of the Closing Date derived therefrom (the "Closing Statement"), accompanied by a
                                         -----------------
report
prepared by Deloitte & Touche, LLP which states that the Closing Balance Sheet presents fairly the financial position of the Company in accordance with GAAP (provided that the materiality level for such Closing Statement shall be the
 --------
level appropriate for businesses of the same size, scope and nature as the Company) and with adjustments similar to normal year-end adjustments, and that the Closing Balance Sheet fairly presents the financial position of the Company as at the Closing Date. Seller and its accountants shall be provided with reasonable access to the books and records of the Company reasonably related to the Seller's preparation of the Closing Balance Sheet and the Closing Statement, and the Purchaser shall ensure that personnel of the Company are available and cooperative with the audit process and the signing of appropriate management representation letters.

               (b) In the event that $213,702,000 exceeds the Net Book Value of the Company set forth on the Closing Statement, Seller shall make a payment to Purchaser equal to the amount of such excess. In the event that the Net Book Value of the Company set forth on the Closing Statement exceeds $213,702,000, Purchaser shall make a payment to Seller equal to the amount of such excess. For illustrative purposes, attached hereto as Exhibit 1.3(b) is a worksheet showing the derivation of the dollar amount set forth in this Section 1.3(b).

               (c) Any payment required to be made by any party in accordance with clause (b) above shall be made within five Business Days of the date on which the Closing Statement becomes final and binding on the parties in accordance with this Section 1.3 and shall be made with interest thereon, calculated at the Interest Rate from the Closing Date to the date of payment.

               (d) Purchaser may dispute any amounts reflected on the Closing Statement but solely on the basis that (i) the Closing Statement was not prepared in accordance with GAAP, (ii) the Closing Statement was not prepared on a basis consistent with the Financial Statements, or (iii) the mathematical computations or clerical entries embodied in the Closing Statement are inaccurate; provided, however, that Purchaser shall notify Seller in writing of
            --------  -------
each disputed item (such notice being a "Notice of Dispute"), specifying the
                                         -----------------
amount thereof in dispute and setting forth in reasonable detail each disputed item and amount and the basis for such dispute, within 30 calendar days after Purchaser's receipt of the Closing Statement. Practices, policies, estimates and other matters used in the preparation of the Closing Statement that are permitted under GAAP shall not be subject to dispute by Purchaser except on the grounds that the Closing Statement was not prepared on a basis consistent with the Financial Statements. Purchaser and its accountants shall be provided with reasonable access to the books, records and non-proprietary work papers of the Seller and its accountants reasonably related to the Purchaser's review of the Closing Statement, provided that the Purchaser executes customary waiver and
                   --------
indemnification letters for the Seller's accountants. In the event of such a dispute, Seller and Purchaser shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final and binding on the parties hereto. If Purchaser and Seller are unable to reach a resolution with such effect within 30 calendar days of the delivery of the Notice of Dispute, Purchaser and Seller shall submit the items remaining in dispute for resolution to an independent accounting firm of national reputation mutually appointed by Purchaser and Seller (the "Independent Accounting Firm"), which
                                        ---------------------------
shall, within 30 calendar days after submission, determine and report to the parties upon such remaining disputed items and such report shall be final and binding on the parties hereto. The fees and disbursements of the Independent Accounting Firm shall be allocated between Purchaser and Seller, in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted. If Purchaser does not deliver a Notice of Dispute to Seller within 30 calendar days of the date of delivery to Purchaser of the Closing Statement, the Closing Statement delivered to Purchaser shall be final and binding on the parties hereto upon the expiration of such 30 calendar day period.


               (e) Each party shall make each payment due to the other party hereunder as soon as practicable on the day when due in U.S. Dollars by wire transfer in immediately available funds. All computations of interest shall be made by the party entitled to receive payment on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


                                   ARTICLE II

                                  THE CLOSING

          Section 2.1  The Closing.  The sale and transfer of the Shares by
                       -----------
Seller to Purchaser shall take place at the offices of Shearman & Sterling at 10:00 a.m., New York City time, two Business Days following the satisfaction and/or waiver of all conditions to close set forth in Article VI, unless another date or place is agreed in writing by each of the parties hereto.

          Section 2.2  Deliveries by Seller.  At the Closing, Seller shall
                       --------------------
deliver to Purchaser:

               (a) one or more certificates representing all the issued and outstanding Shares, each such certificate to be duly and validly endorsed in favor of Purchaser or accompanied by a separate stock power duly and validly executed by Seller and otherwise sufficient to vest in Purchaser good title to such Shares;

               (b) resignations of each director of the Company and each Company Subsidiary;

               (c) a certification of non-foreign status for Seller in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder; and

               (d) all other previously undelivered documents required to be delivered by Seller to Purchaser at or prior to the Closing in connection with the Transactions.

          Section 2.3  Deliveries by Purchaser.  At the Closing, Purchaser
                       -----------------------
shall:


               (a) transfer the amount set forth in Section 1.2 to an account designated by Seller prior to the Closing by wire transfer in immediately available funds; and

               (b) deliver to Seller all other previously undelivered documents required to be delivered by Purchaser to Seller at or prior to Closing in connection with the Transactions.


                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Except as set forth in the Disclosure Schedule prepared and signed by Seller and delivered to Purchaser simultaneously with the execution hereof or as expressly reflected in the Financial Statements, Seller represents and warrants to Purchaser that all of the statements contained in this Article III are true as of the date of this Agreement (or, if made as of a specified date, as of such date). For purposes of the representations and warranties of Seller contained herein, disclosure in any section of the Disclosure Schedule of any facts or circumstances shall be deemed to be disclosure of such facts or circumstances with respect to all representations or warranties by Seller calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties if it is reasonably apparent on the face of the Disclosure Schedule that such disclosure is applicable.

          Section 3.1  Organization.  Seller is a corporation duly organized,
                       ------------
validly existing and in good standing under the laws of Delaware. Seller has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Seller's ability to consummate the Transactions.

          Section 3.2  Authorization; Validity of Agreement.  Seller has the
                       ------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the Transactions and the other transactions contemplated thereby.
The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is or will be a party, and the consummation of the Transactions and the other transactions contemplated thereby have been or will be duly authorized by the Board of Directors of Seller, and no other corporate action on the part of Seller is or will be necessary to authorize the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is or will be a party or the consummation of the Transactions and the other transactions contemplated thereby. No vote of, or consent by, the holders of any class or series of stock issued by Seller is or will be necessary to authorize the execution and delivery by Seller of this Agreement and the other Transaction Documents to which it is or will be a party or the consummation by it of the Transactions and the other transactions contemplated thereby.

          Section 3.3  Execution; Validity of Agreement.  This Agreement and the
                       --------------------------------
other Transaction Documents to which it is a party have been or will be duly executed and delivered by Seller, and, assuming due and valid authorization, execution and delivery hereof and thereof by Purchaser, are or will be valid and binding obligations of Seller, enforceable against Seller in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          Section 3.4  Consents and Approvals; No Violations.  Except for the
                       -------------------------------------
filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the HSR Act, none of the execution, delivery or performance of this Agreement or the other Transaction Documents to which it is or will be a party by Seller, the consummation by Seller of the Transactions or the other transactions contemplated thereby or compliance by Seller with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Seller, the Company or any Company Subsidiary, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance on any of the Shares or on any assets or properties of the Seller or the Company or the Company Subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, franchise, contract, agreement or other instrument or obligation to which Seller or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which (A) would not, individually or in the aggregate, have a Company Material Adverse Effect (without giving effect to the second proviso of the definition thereof) or a material adverse effect on Seller's ability to consummate the Transactions or the transactions contemplated by the other Transaction Documents or (B) would become applicable solely as a result of the business or activities in which Purchaser is or proposes to be engaged or solely as a result of any acts or omissions pertaining specifically to Purchaser.

          Section 3.5  Ownership and Possession of Shares.  Seller is the sole
                       ----------------------------------
record and beneficial owner of all the issued and outstanding Shares. The certificates representing the Shares are now and at all times during the term hereof shall be held by Seller or by a nominee or custodian for the sole and exclusive benefit of Seller, free and clear of all Encumbrances whatsoever, except for any Encumbrances created by this Agreement and Encumbrances relating to the resale of the Shares by Purchaser arising under the Securities Act or any applicable state securities laws.

          Section 3.6  Good Title Conveyed. The stock certificates, stock
                       -------------------
powers, endorsements, assignments and other instruments to be executed and delivered by Seller to Purchaser at the Closing will be valid and binding obligations of Seller, enforceable in accordance with their respective terms, and will effectively vest in Purchaser good title to all the Shares, free and clear of all Encumbrances, except restrictions relating to the resale of the Shares by Purchaser imposed by the Securities Act and any applicable state securities laws.

          Section 3.7  Company Action.   No vote of, or consent by, the holders
                       --------------
of any class or series of capital stock issued by the Company or any Company Subsidiary is or will be necessary to authorize the execution and delivery by Seller of this Agreement and the other Transaction Documents or the consummation by it of the Transactions and the transactions contemplated by the other Transaction Documents.

          Section 3.8  Capitalization.  The authorized capital stock of the
                       --------------
Company consists of 10,000 Shares. As of the date hereof, (a) 10,000 Shares are issued and outstanding, (b) no Shares are owned by any Person other than Seller, and (c) no Shares are issued and held in the treasury of the Company. All the outstanding Shares and shares of capital stock of the Company Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. Except as set forth above, as of the date hereof, (d) there are no shares of capital stock of the Company authorized, issued or outstanding; and (e) there are no existing options, warrants, calls, pre-emptive rights, subscriptions, registration or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of the Company or any Company Subsidiary.

          Section 3.9  Organization; Qualification of Company.  The Company (a)
                       --------------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the state of California; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required or, if the Company fails to be qualified in any such jurisdiction, such failure would not individually or in the aggregate have a Company Material Adverse Effect (without giving effect to the second proviso of the definition thereof). Seller has heretofore delivered to Purchaser complete and correct copies of the certificate of incorporation and by-laws of the Company as presently in effect.

          Section 3.10  Subsidiaries.
                        ------------

               (a) The Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized capital of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is qualified to do business. All the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company, free and clear of all Encumbrances and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable. Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required or, if a Company Subsidiary fails to be qualified in any such jurisdiction, such failure would not individually or in the aggregate have a Company Material Adverse Effect (without giving effect to the second proviso in the definition thereof).

               (b) Other than the Company Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company or any Company Subsidiary owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than the Company Subsidiaries, neither the Company nor any Company Subsidiary is a member of (and no part of the business of the Company or any Company Subsidiary is conducted through) any partnership. The Company is not a party to any joint venture agreement.

          Section 3.11  Financial Statements.
                        --------------------

               (a) True and complete copies of the Financial Statements are included in the Disclosure Schedule. The Financial Statements have been prepared from, are in accordance with and accurately reflect, the books and records of the Company and the Company Subsidiaries (which are complete and accurate in all material respects), comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the times and for the periods referred to therein.

               (b) The average Net Working Capital per month of the Company for the twelve month period ended September 30, 1999 is $5,000,000. The Company has managed the Net Working Capital for such period in the ordinary course of business consistent with past practice.

          Section 3.12  No Undisclosed Liabilities.  Except for liabilities
                        --------------------------
and obligations incurred in the ordinary course of business, between the Balance Sheet Date and the date hereof, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations that are reasonably expected to have a Company Material Adverse Effect.

          Section 3.13  Prepayment of Company Debt.  No Indebtedness of the
                        --------------------------
Company or any Company Subsidiary contains any material restriction upon (a) the prepayment of any material amount of Indebtedness of the Company or any Company Subsidiary, (b) the incurrence of a material amount of Indebtedness by the Company or any Company Subsidiary or (c) the ability of the Company or any Company Subsidiary to grant any material lien on the properties or assets of the Company or any Company Subsidiary. The Disclosure Schedule sets forth the amount of principal and unpaid interest outstanding under each instrument evidencing Indebtedness of the Company and any Company Subsidiaries, if any, that will accelerate or become due or result in a right on the part of the holder of such Indebtedness (with or without due notice or lapse of time) to require prepayment, redemption or repurchase as a result of the execution of this Agreement or the consummation of any of the Transactions.

          Section 3.14  Absence of Certain Changes.  Except as expressly
                        --------------------------
required by this Agreement, since the Balance Sheet Date, (i) no event that resulted in or is reasonably likely to result in a Company Material Adverse Effect has occurred and (ii) the Company has not taken action that, if taken after the date hereof, would constitute a violation of Sections 5.1(a) through 5.1(j), (m), (n) or (r) hereof.

          Section 3.15  Title to Properties; Encumbrances.  Except for property
                        ---------------------------------
sold since the Balance Sheet Date in the ordinary course of business, each of the Company and each Company Subsidiary has good and marketable title to all the properties and assets (including, without limitation, real property, water rights, inventory, equipment, facilities and intangible assets) reflected on the Balance Sheet, free and clear of all material Encumbrances not disclosed on the Balance Sheet. All such properties and assets constitute the properties and assets necessary to conduct the business of the Company and the Company Subsidiaries as currently conducted, other than the Intellectual Property Assignments and property and assets used to provide ordinary course corporate services to the Company and the Company Subsidiaries.

          Section 3.16  Real Property.  The Disclosure Schedule sets forth a
                        -------------
complete list and the location of all owned Real Property (the "Owned Real
                                                                ----------
Property"). True and complete copies of all documents evidencing all
--------
Encumbrances upon the Owned Real Property have heretofore been furnished to Purchaser. To the Knowledge of Seller, there are no condemnation proceedings or eminent domain proceedings pending or threatened in writing against the Real Property.

          Section 3.17  Leases.  Set forth in Section 3.16 of the Disclosure
                        ------
Schedule is a true and correct list of all real property leased by the Company and the Company Subsidiaries. A true and complete copy of each Lease has heretofore been delivered to Purchaser. Each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. There is no existing material default by the Company or any Company Subsidiary, or, to the Knowledge of the Seller, by any other party thereto, under any of the Leases nor any event which, with notice or lapse of time or both, would constitute such a material default.

          Section 3.18  Contracts and Commitments
                        -------------------------

               (a) Section 3.18 of the Disclosure Schedule sets forth, as of the date hereof, a true, complete and correct list of every contract, agreement, loan, lease, license, guarantee, understanding or commitment that (i) provides for future payments by the Company or any Company Subsidiary, or to the Company or any Company Subsidiary, of more than $500,000 per annum and has an unexpired term exceeding one year and may not be canceled upon 60 days' notice without any liability, penalty or premium (excluding purchase orders, invoices and leasing transactions entered into or incurred in the ordinary course of business); (ii) was entered into by the Company or a Company Subsidiary with an Affiliate, a stockholder, officer, director or significant employee of the Company, a Company Subsidiary or Seller; (iii) is a collective bargaining or similar agreement;
(iv) involves an agreement with any bank, finance company or other organization for Indebtedness of the Company or any Company Subsidiary; (v) restricts the Company or any Company Subsidiary from engaging in any business or activity anywhere in the world, other than restrictions which are immaterial to the conduct of the Business; or (vi) is an employment agreement, consulting agreement, severance or termination agreement or similar arrangement. Section
3.18 of the Disclosure Schedule (which shall be delivered no later than four days from the date hereof) sets forth, as of the date hereof, a true, complete and correct list of all wells, springs and other water sources used by the Company or any Company Subsidiary in its business.

               (b) As of the date hereof, (i) there is not and, to the Knowledge of Seller, there has not been claimed or alleged by any Person with respect to any contract listed or which should be listed in Section 3.18 of the Disclosure Schedule any existing default or event that, with notice or lapse of time or both, would constitute a default or event of default on the part of the Company or any Company Subsidiary or, to the Knowledge of Seller, on the part of any other party thereto, except such defaults, events of default and other events that would not result in a Company Material Adverse Effect and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the contracts listed or which should be listed in Section 3.18 of the Disclosure Schedule, other than (A) such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given and (B) such consents, approvals, authorizations, waivers or notices, the failure of which to have or give would not have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in default with respect to any contract listed or which should be listed in
Section 3.18 of the Disclosure Schedule, except as would not reasonably be expected to result in a Company Material Adverse Effect.

          Section 3.19  Customers and Suppliers.  Since the Balance Sheet Date,
                        -----------------------
there has not been any material adverse change in the business relationship of the Company or any Company Subsidiary with any of the 10 largest customers of the Company (on the basis of consolidated Company sales) during the period from the Balance Sheet Date to the date hereof, or any of the 10 largest suppliers of the Company or any Company Subsidiary (on the basis of consolidated Company purchases of goods or services) during the same period.

          Section 3.20  Insurance.  The Disclosure Schedule sets forth a true
                        ---------
and complete list and description of all insurance policies in effect as of the date hereof, providing coverage with respect to the business or assets of the Company or the Company Subsidiaries. Each of such policies has been issued to Seller or a Subsidiary thereof. Each of such policies is valid and binding and in full force and effect in all material respects, all premiums due thereunder have been paid when due (except for any failures to pay any such premiums that, individually or in the aggregate, are not likely to result in a Company Material Adverse Effect), and none of the Seller, the Company or any Company Subsidiary has received any notice of cancellation or termination in respect of any such policy.

          Section 3.21  Casualties.  Since the Balance Sheet Date, neither the
                        ----------
Company nor any Company Subsidiary has been affected as a result of flood, fire or explosion which constitutes a Company Material Adverse Effect, whether or not such damages or losses are covered by insurance.

          Section 3.22  Litigation. There is no action, suit, inquiry,
                        ----------
proceeding or investigation by or before any court or Governmental Entity pending or, to the Knowledge of Seller, threatened against or involving the Company or any Company Subsidiary that is reasonably expected to have a Company Material Adverse Effect or that would reasonably be expected to materially impede the ability of Seller or the Company to complete the Closing.

          Section 3.23  Environmental Matters.  Except as would not reasonably
                        ---------------------
be expected to have a Company Material Adverse Effect and, other than with respect to clause (c), to the Constructive Knowledge of Seller, (a) the Company and each Company Subsidiary are in compliance with all applicable Environmental Laws and Environmental Permits, and all past non-compliance with Environmental Laws or Environmental Permits has been resolved without any pending, on-going or future obligation, cost or liability, (b) neither the Company nor any Company Subsidiary has received any written notice, claim or other written communication with respect to the business of, or any property currently or formerly owned or leased by, the Company or any Company Subsidiary from any Governmental Entity or third party alleging that the Company or any Company Subsidiary is not in compliance with or liable under any Environmental Law, (c) there has been no "release", as that term is defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), of any
                                                    -- ----
Hazardous Material in excess of any applicable reportable quantity or in any quantity, concentration or manner that is reasonably expected to require investigation, remediation, removal, monitoring or any other action pursuant to Environmental Law, in each case at, to or from any of the Real Property or, during the period of the Company's or any Company Subsidiary's ownership, lease, use or occupancy thereof, any real property formerly owned, leased, used or occupied by the Company or any Company Subsidiary, (d) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being treated, stored or disposed on any of the Real Property, (e) neither the Company nor any Company Subsidiary is conducting any investigation, remediation, removal, monitoring or other action relating to any release or threatened release of any Hazardous Material at the Real Property or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Entity or the requirements of any Environmental Law or Environmental Permit, (f) there is no asbestos or asbestos-containing material requiring abatement, remediation or other legally required action by the Company on any of the Real Property, (g) none of the Real Property is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under CERCLA, (h) the Company and each Company Subsidiary can maintain present production levels in compliance with Environmental Laws applicable as of the date hereof without an increase in capital or operating expenditures and without modifying any Environmental Permits or obtaining any additional Environmental Permits, and (i) Seller has made available to Purchaser copies of any environmental assessment or audit reports in Seller's possession relating to the Company's or any Company Subsidiary's operations or the Real Property, or any property formerly owned, leased, used or occupied by the Company or any Company Subsidiary.

     Section 3.24  Compliance with Laws.
                   --------------------

          (a) The Company and the Company Subsidiaries have complied in a timely manner and in all respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof that apply to the business, properties or assets of the Company or any Company Subsidiary, except for violations that would not reasonably be expected to result in a Company Material Adverse Effect.

          (b) The Company and each of the Company Subsidiaries holds all governmental qualifications, registrations, filings, privileges, franchises, licenses, permits, approvals or authorizations material to the operation of the respective business and the ownership and use of the respective assets and properties of the Company and such Company Subsidiaries, as a whole (collectively, "Material Licenses"). All Material Licenses, to the Knowledge of
                -----------------
Seller, are in full force and effect and the respective Company or Company Subsidiary is in material compliance with each such Material License. All Material Licenses will be available for use by the respective Company or Company Subsidiary immediately after the Closing. As of the date hereof, no written notices have been received by the Company or any of the Company Subsidiaries alleging the failure to hold any material qualification, registration, filing, privilege, franchise, license, permit, approval or other authorization.

     Section 3.25  Employee Benefit Plans.
                   ----------------------

          (a) The Disclosure Schedule contains a true and complete list of all Plans. The Company has heretofore made available to Purchaser a true and complete copy of each written Plan and any amendments thereto and each agreement creating or modifying any related trust or other funding vehicle. Except as disclosed on Section 3.25(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company or Seller for the benefit of any current or former employee, officer or director of the Company. The Company has no express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          (b) The Company has not incurred any liability under, arising out of or by operation of Title IV or Section 302 of ERISA (other than liability for premiums to the PBGC arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any "multi-employer pension plan" as defined in Section 3(37) or 4001(a)(3) of ERISA or "multiple-employer pension plan" as described in
Section 4063 or 4064 of ERISA, and no fact or event exists which could give rise to any such liability.

          (c) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted.

          (d) No Title IV Plan is a "multi-employer pension plan," as defined in
Section 3(37) of ERISA, nor is any Title IV Plan a "multiple-employer or pension plan" described in Sections 4063(a) and 4064 of ERISA.

          (e) To the best Knowledge of Seller, each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including ERISA and the Code. Seller has performed all material obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no Knowledge of any material default or violation by any party to, any Plan. No action, claim or proceeding is pending or, to the Knowledge of the Seller, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding.

          (f) Each Plan intended to be "qualified" within the meaning of Section 401(a) or 401(k) of the Code is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt.

          (g) None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or obligates Seller to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in ownership or effective control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company.

     Section 3.26  Tax Matters.
                   -----------

          (a) The Company and each Company Subsidiary has timely filed (or there have been filed on their behalf) with appropriate taxing authorities all Tax Returns required to be filed by them on or prior to the date hereof, and such Tax Returns are complete and correct in all material respects.

          (b) There are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for liens for Taxes not yet due.

          (c) No federal, state, local or foreign audits, examinations, investigations or other administrative proceedings (such audits, examinations, investigations and other administrative proceedings referred to collectively as "Audits") or court proceedings are presently pending with regard to any Taxes or
 ------
Tax Returns filed by or on behalf of the Company or any Company Subsidiary.

          (d) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company or any Company Subsidiary.

          (e) Neither the Company nor any of the Company Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with any Person.

          (f) All Taxes owed by the Company and any Company Subsidiary have been timely paid and all Taxes which the Company or any Company Subsidiary are required by law to withhold or to collect for payment have been duly withheld and collected.

          (g) Neither the Company nor any Company Subsidiary has filed a consent under Section 341(f) of the Code or any comparable provision of state statutes.

          (h) As a result of a change in accounting method for a Tax period beginning on or before the Closing Date, none of the Company or any Company Subsidiary will be required to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state or local Tax law) in taxable income for any Tax period beginning on or after the Closing Date.

  Section 3.27  Intellectual Property.
                ---------------------

          (a) Section 3.27 of the Disclosure Schedule (which shall be delivered no later than four (4) days from the date hereof) sets forth a true and complete list of all Patents, registered Trademarks, registered Copyrights and Licenses included in the Company Intellectual Property.

          (b) To the Knowledge of Seller, there are no oppositions, cancellations, invalidity proceedings, interferences or re-examination proceedings presently pending with respect to the Company Intellectual Property that are reasonably likely to have a Company Material Adverse Effect.

          (c) To the Knowledge of Seller, the conduct of the business of the Company and the Company Subsidiaries, and the use of the Company Intellectual Property in connection therewith, does not conflict with or infringe any Intellectual Property rights of any Person, and neither the Company nor any Company Subsidiary has received any notice from any other Person pertaining to or challenging the right of the Company or any Company Subsidiary to use any of the Company Intellectual Property.

          (d) The Company and the Company Subsidiaries are the exclusive owners of the entire and unencumbered right, title and interest in and to the Company Intellectual Property, except for Intellectual Property licensed to the Company and the Intellectual Property assigned to the Company pursuant to the Trademark Assignment and Patent Assignment, the forms of which are attached hereto as Exhibits 3.27(a) and 3.27(b), respectively (the "Intellectual Property
                                                 ---------------------
Assignments"). Seller is the exclusive owner of the Intellectual Property
-----------
assigned pursuant to the Intellectual Property Assignments. The Company and the Company Subsidiaries are entitled to use the Company Intellectual Property in the ordinary course of the business of the Company and the Company Subsidiaries as presently conducted or as currently proposed to be conducted.

          (e) The Company Intellectual Property and, to the Knowledge of Seller, any Intellectual Property licensed to the Company or any Company Subsidiary under the Licenses included in the Company Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

          (f) To the Knowledge of Seller, no person is engaging in any activity that infringes the Company Intellectual Property. Except as set forth in Section 3.27(f) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has granted any license or other right to any third party with respect to the Company Intellectual Property.

          (g) The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of the Trade Secrets relating to the water purification process. To the Knowledge of Seller, there has been no misappropriation of any material Trade Secrets relating to the water purification process by any person.

          (h) The Company and all Company Subsidiaries have (1) undertaken an assessment of those Company Systems that could be or could have been adversely affected by a failure to be Year 2000 Compliant, (2) developed a plan and time line for rendering such Systems Year 2000 Compliant, and (3) to date, implemented such plan in accordance with such timetable in all material respects. Except as would not have a Company Material Adverse Effect, all Company Systems are Year 2000 Compliant. For purposes hereof, "Company Systems"
                                                                ---------------
shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Company or any Company Subsidiary, and/or material to or necessary for the Company, or any Company Subsidiary, to carry on its business as currently conducted. For purposes hereof, "Year 2000 Compliant"
                                                            -------------------
means that the Company Systems provide uninterrupted millennium functionality in that the Company Systems did and will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality as the Company Systems record, store, process, and present calendar dates falling on or before December 31, 1999.

     Section 3.28  Labor Matters.
                   -------------

          (a) There is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of Seller, threatened against the Company or any Company Subsidiary.

          (b) Neither the Company nor any Company Subsidiary is a party to or bound by any collective bargaining agreement with any labor organization applicable to employees of the Company or any Company Subsidiary.

          (c) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances pending or, to the Knowledge of Seller, threatened against the Company under any such agreement or contract that are reasonably likely to have a Company Material Adverse Effect.

          (d) No labor union has been certified by the National Labor Relations Board as bargaining agent for any of the employees of the Company or any Company Subsidiary.

          (e) Neither the Company nor any Company Subsidiary has experienced any material work stoppage or other material labor difficulty during the two-year period ending on the date hereof.

          (f) There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or threatened before the National Labor Relations Board or any other Governmental Entity or any current union organization drive involving employees of the Company that could reasonably be expected to have a Company Material Adverse Effect.

          (g) Since the enactment of the WARN Act, neither the Company nor any Company Subsidiary has effectuated a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any Company Subsidiary, and there has not occurred a "mass layoff" (as defined in the WARN
Act) affecting any site of employment or facility of the Company or any Company Subsidiary.

     Section 3.29  Bank Accounts. The Disclosure Schedule sets forth (a) the
                   -------------
names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any Company Subsidiary maintains safe deposit boxes, checking accounts or other accounts of any nature the available balance of which customarily exceeds $5,000 and (b) the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

     Section 3.30  Brokers or Finders.  No agent, broker, investment banker,
                   ------------------
financial advisor or other firm or Person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the Transactions except for Lehman

Brothers Inc. whose fees and expenses will be paid by Seller in accordance with Seller's agreement with such firm.

  Section 3.31  Affiliated Transactions.  Except as set forth on Schedule 3.31,
                -----------------------
no material contracts or agreements (including, without limitation, agreements or contracts for the provision of any services or the sale of any goods) are in effect as of the date hereof between the Company or any Company Subsidiary, on the one hand, and the Seller or its Affiliates or executive officers on the other hand other than with respect to ordinary course residential deliveries of water.

  Section 3.32  Accounts Receivable.  All accounts receivable and notes due and
                -------------------
uncollected reflected on the Balance Sheet, and all accounts receivable and notes due and uncollected arising subsequent to the Balance Sheet Date (i) have arisen in the ordinary course of business of the Company and the Company Subsidiaries; and (ii) represent valid obligations due the Company and the Company Subsidiaries enforceable in accordance with their terms.

  Section 3.33  Inventories.  The Company's and the Company Subsidiaries'
                -----------
inventory of supplies, raw materials, work in process and finished goods consists only of items of quality commercially usable in the ordinary course of business, except for any items of obsolete material or material below standard quality, all of which have been written down to realizable market value, or for which adequate reserves have been provided in accordance with GAAP, and the current amount of such inventory is reasonable in the present circumstances of the business of the Company and the Company Subsidiaries.

  Section 3.34  Payables.  All accounts payable of the Company or any Company
                --------
Subsidiary have arisen, and as of the Closing Date will have arisen, from bona
                                                                          ----
fide transactions in the ordinary course of business consistent with past
----
practice.

  Section 3.35  Product Liability.  No facts or circumstances exist that
                -----------------
reasonably would be expected to be the basis for any claims or remedial expenses (including, without limitation, claims for product liability, defects, breaches, product warranties or personal injury claims) in connection with the production, packaging, sale, distribution or use of any of the products produced in the business of the Company or any Company Subsidiary prior to or on the Closing Date that are reasonably likely to result in a Company Material Adverse Effect.

  Section 3.36  Dividends.  Since the Balance Sheet Date, the Company has not
                ---------
paid any dividends or made any other distribution (whether in cash, securities or other property) to the Seller outside of the ordinary course of business.

  Section 3.37  No Other Representations.   Except for the representations and
                ------------------------
warranties contained in this Article III, any other Transaction Documents, and the certificate required to be delivered pursuant to Section 6.2(b), neither Seller nor any other person or entity acting on behalf of Seller, makes any representation or warranty, express or implied.

                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

  Purchaser represents and warrants to Seller that:

  Section 4.1  Organization.  Purchaser is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of Delaware.
Purchaser has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a material adverse effect on Purchaser's ability to consummate the Transactions.

  Section 4.2  Authorization; Validity of Agreement.  Purchaser has full
               ------------------------------------
corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is or will be a party and to consummate the Transactions and the other transactions contemplated thereby. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation of the Transactions have been or will be duly authorized by the Board of Directors of Purchaser, and no other corporate action on the part of Purchaser is or will be necessary to authorize the execution and delivery by Purchaser of this Agreement and the other Transaction Documents to which it is or will be a party or the consummation of the Transactions and the other transactions contemplated thereby. No vote of, or consent by, the holders of any class or series of stock issued by Purchaser is necessary to authorize the execution and delivery by Purchaser of this Agreement and the other Transaction Documents to which it is or will be a party or the consummation by it of the Transactions and the other transactions contemplated thereby. This Agreement and the other Transaction Documents to which it is or will be a party have been or will be duly executed and delivered by Purchaser, and, assuming due and valid authorization, execution and delivery hereof by Seller, are or will be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms except
(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

  Section 4.3  Consents and Approvals; No Violations.  Except for the filings,
               -------------------------------------
permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the HSR Act, none of the execution, delivery or performance of this Agreement or the other Transaction Documents to which it is or will be a party by Purchaser, the consummation by Purchaser of the Transactions or the other transactions contemplated hereby or compliance by Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of Purchaser, (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, franchise, contract, agreement or other instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d), such violations, breaches or defaults which (A) would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to consummate the Transactions or (B) would become applicable solely as a result of the business or activities in which the Seller is or proposes to be engaged or solely as a result of any acts or omissions pertaining specifically to Seller.

  Section 4.4  Acquisition of Shares for Investment; Ability to Evaluate and
               -------------------------------------------------------------
Bear Risk.  (a)  Purchaser is acquiring the Shares for investment and not with a
---------
view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares. Purchaser agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to any exemption from such registration under such Act and such laws.

     (b) Purchaser is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares.

  Section 4.5  Availability of Funds.  Purchaser currently has access to
               ---------------------
sufficient immediately available funds in cash or cash equivalents and will at the Closing have sufficient immediately available funds, in cash, to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to effect the Transactions.

  Section 4.6  Litigation.  There is no claim, action, suit, proceeding or, to
               ----------
the knowledge of Purchaser, governmental investigation pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries by or before any court or Governmental Entity that, individually or in the aggregate, would reasonably be expected to materially impede the ability of Purchaser to complete the Closing.

  Section 4.7  Investigation by Purchaser; Seller's Liability.  Purchaser has
               ----------------------------------------------
conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company and the Company Subsidiaries to the extent permitted by the Seller and the Seller's representatives, which investigation, review and analysis was done by Purchaser and its Affiliates and, to the extent Purchaser deemed appropriate, by Purchaser's representatives. Purchaser acknowledges that it and its representatives have been provided adequate access to the personnel and access to certain records of the Company and the Company Subsidiary for such purpose. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of Seller or Seller's representatives (except the representations and warranties of Seller set forth in Article III of this Agreement, the other Transaction Documents and the certificate delivered pursuant to Section 6.2(b)), and Purchaser:

          (a) acknowledges that none of Seller, the Company, the Company Subsidiaries or any of their respective directors, officers, shareholders, employees, Affiliates, controlling persons, agents, advisors or representatives makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including in the descriptive memorandum relating to the Company provided to the Purchaser, in materials furnished in the Company's data room, in presentations by the Company's management or otherwise) provided or made available to the Purchaser or its directors, officers, employees, Affiliates, controlling persons, agents or representatives; and

          (b) agrees, to the fullest extent permitted by law, that none of Seller, the Company, the Company Subsidiaries or any of their respective directors, officers, employees, shareholders, Affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Purchaser or its directors, officers, employees, Affiliates, controlling persons, agents or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (including in the descriptive memorandum relating to the Company provided to the Purchaser, in materials furnished in the Company's data room, presentations by the Company's management or otherwise), to Purchaser or its directors, officers, employees, Affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom), including in respect of the specific representations and warranties of Seller set forth in this Agreement, except that the foregoing limitations shall not apply to Seller insofar as Seller makes the specific representations and warranties set forth in Article III of this Agreement; the other Transaction Documents and the certificate delivered pursuant to
     Section 6.2(b) but always subject to the limitations and restrictions contained in Article VIII.

          Section 4.8  Brokers or Finders.  Neither Purchaser nor any of its
                       ------------------
Subsidiaries or its Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except those whose fees and expenses will be paid by Purchaser in accordance with Purchaser's agreement with such Persons.


                                   ARTICLE V

                                   COVENANTS

          Section 5.1  Interim Operations of the Company.  Except as expressly
                       ---------------------------------
provided in this Agreement and except as set forth in the Disclosure Schedule and except as may be consented to in writing by Purchaser (such consent not to be unreasonably withheld or delayed) between the date of this Agreement and the Closing Date, Seller will cause the Company and the Company Subsidiaries to (i) conduct their business only in the ordinary course and on a basis consistent with past practice, (ii) use commercially reasonable efforts to preserve intact their business organization and assets, (iii) use commercially reasonable efforts to keep available to themselves and to Purchaser the services of their present officers and key employees, (iv) not shorten or lengthen the customary payment cycles for any of its payables or receivables and (v) use commercially reasonable efforts to preserve their current relationships with their respective customers, suppliers, distributors and other Persons with which they have significant business relationships. Without limiting the generality of the foregoing, Seller shall assure that, after the date hereof and prior to the Closing Date, without the prior written consent of Purchaser:

     (a) neither the Company nor any Company Subsidiary shall: (i) amend its certificate of incorporation or by-laws or similar organizational documents,
(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock, (iii) except as set forth in Section 5.9, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock, (iv) split, combine or reclassify any shares of any class or series of its stock, or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

     (b) neither the Company nor any of the Company Subsidiaries shall: (i) incur or assume any (x) long-term debt or (y) Indebtedness in an individual amount not to exceed $100,000 and an aggregate amount not to exceed $500,000,
(ii) discharge, settle, release or otherwise modify the terms of any Indebtedness or other liability, other than modifications of short-term debt in the ordinary and usual course of business and consistent with past practice, or
(iii) assume or guarantee the obligations, on a contingent basis or otherwise, of any other Person, except in the ordinary course of business;

     (c) neither the Company nor any Company Subsidiary shall (A) grant any increase, or announce any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by the Company or any Company Subsidiary to any of its employees other than normal recurring increases in the ordinary course of business or pursuant to plans, programs or agreements existing on the date hereof, including, without limitation, any increase or change pursuant to any Plan or (B) establish or increase or promise to increase any benefits under any Plan, in either case except as required by law or any agreement or involving ordinary increases consistent with the past practices of the Company or such Company Subsidiary;

     (d) neither the Company nor any Company Subsidiary shall voluntarily permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated prior to the Closing Date;

     (e) neither the Company nor any of the Company Subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

     (f) neither the Company nor any Company Subsidiary shall change in any material respect any of the accounting methods or practices used by it unless required by GAAP;

     (g) neither the Company nor any of the Company Subsidiaries shall take, or agree to or commit to take, any action that would result in any of the conditions to the Closing set forth in Article VI not being satisfied, or would make any representation or warranty of Seller contained herein inaccurate in any material respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of Purchaser or Seller to consummate the Closing in accordance with the terms hereof or materially delay such consummation;

     (h) neither the Company nor any Company Subsidiary shall voluntarily permit or take any action or omit to take any action which results in any of the assets or properties (whether tangible or intangible) of the Company or any Company Subsidiary to be subjected to any Encumbrance other than Permitted Encumbrances;

     (i) neither the Company nor any Company Subsidiary shall, except in the ordinary course of business consistent with past practice, discharge or otherwise obtain the release of any material Encumbrance;

     (j) neither the Company nor any Company Subsidiary shall merge with, enter into a consolidation with or acquire an interest of 5% or more in any Person or acquire a substantial portion of the assets or business of any Person or any division or line of business thereof, or otherwise acquire any material assets other than in the ordinary course of business consistent with past practice;

     (k) neither the Company nor any Company Subsidiary shall make any capital expenditure or commitment for any capital expenditure in excess of $5,000,000 in the aggregate per month;

     (l) neither the Company nor any Company Subsidiary shall sell, transfer, lease, sublease, license or otherwise dispose of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of immaterial assets or inventories in the ordinary course of business consistent with past practice;

     (m) neither the Company nor any Company Subsidiary shall enter into any agreement, arrangement or transaction with any of its directors, officers, or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person) (other than to hire new employees in the ordinary course of business);

          (n) neither the Company nor any Company Subsidiary shall write down or write up (or fail to write down or write up in accordance with GAAP consistent with past practice) the value of any inventories or receivables or revalued any assets of the Company or any Company Subsidiary other than in the ordinary course of business consistent with past practice and in accordance with GAAP;

          (o) neither the Company nor any Company Subsidiary shall amend, terminate, cancel or compromise any material claims of the Company or any Company Subsidiary or waive any other rights of substantial value to the Company or any Company Subsidiary other than in the ordinary course of business and consistent with past practice;

          (p) neither the Company nor any Company Subsidiary shall allow any material governmental permit that was issued or relates to the Company or any Company Subsidiary or otherwise relates to any property or asset of the Company or any Company Subsidiary to lapse or terminate or fail to renew any such governmental permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

          (q) neither the Company nor any Company Subsidiary shall amend, modify or consent to the termination of any contract listed or which should be listed in Section 3.18 of the Disclosure Schedule or the Company's or any Company Subsidiary's rights thereunder other than in the ordinary course of business and consistent with past practice;

          (r) neither the Company nor any Company Subsidiary shall terminate, discontinue, close or dispose of any plant, facility or other business operation;

          (s) neither the Company nor any Company Subsidiary shall make any material charitable contribution;

          (t) neither the Company nor any of the Company Subsidiaries shall enter into any agreement, contract, commitment or arrangement to do any of the foregoing; and

          (u) neither the Company nor any of the Company Subsidiaries shall make, change or revoke any material Tax election or Tax accounting method, or shall settle or compromise any material Tax deficiency.

     Notwithstanding anything to the contrary contained herein, nothing shall prohibit Seller from sweeping cash from the accounts of the Company in accordance with Seller's cash management program in the ordinary course of business and consistent with past practice.

     Section 5.2  Access; Confidentiality.
                  -----------------------

          (a) Seller shall cause the Company prior to the Closing to (i) give Purchaser and its authorized representatives reasonable access to all books, records, personnel, offices and other facilities and properties of the Company,
(ii) permit Purchaser to make such copies and inspections thereof as Purchaser may reasonably request and (iii) cause the officers of the Company to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may from time to time reasonably request; provided, however, that any such access shall be conducted
                    --------  -------
at Purchaser's expense, at a reasonable time, under the supervision of Seller's or the Company's personnel and in such a manner as not to interfere with the normal operation of the business of Seller or the Company. Notwithstanding anything contained in this or any other agreement between Purchaser and Seller executed prior to the date hereof, none of the Company, any Company Subsidiary, Seller or any Affiliate of Seller shall have any obligation to make available to Purchaser or its representatives, or provide Purchaser or its representatives with, any consolidated, combined or unitary Tax Return filed by Seller or any of its Affiliates or predecessors (other than any such tax returns and materials, including pro forma tax returns and schedules, solely relating to the Company or any Company Subsidiary), or any related material, and nothing herein shall require Seller to disclose any information to Purchaser if such disclosure would in Seller's sole and absolute discretion (i) jeopardize any attorney-client or other legal privilege, or (ii) contravene any applicable laws or fiduciary duty.

          (b) The provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of Purchaser thereunder and under this Section 5.2 shall terminate. The information delivered to Purchaser or its authorized representatives pursuant hereto, including the information contained in the Disclosure Schedule, shall be deemed to be Evaluation Material (as defined and subject to the exceptions contained in the Confidentiality Agreement) until the Closing. Seller shall keep all information in its possession relating to the Company or any Company Subsidiary confidential on the terms and conditions of the Confidentiality Agreement which shall apply to the Seller as if such terms and conditions were applicable to the Seller rather than the Purchaser, and as if fully set forth herein, except as necessary or advisable for Seller to perform its obligations under this Agreement.

     Section 5.3  Efforts and Actions to Cause Closing to Occur.
                  ---------------------------------------------

          (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser and Seller shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done and cooperate with each other in order to do, all things necessary, proper or advisable (subject to any applicable laws) to consummate the Closing and the other Transactions as promptly as practicable, including the preparation and filing of all forms, registrations and notices required to be filed to consummate the Closing and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waivers by any third party or Governmental Entity. In addition, no party hereto shall and Seller shall cause the Company not to take any action after the date hereof that could reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity or other Person required to be obtained prior to Closing. Nothing contained in this Agreement shall require Seller, the Company or Purchaser to pay any consideration to any other Person from whom any such approvals, authorizations, consents, orders, licenses, permits, qualifications, exemptions or waiver is requested.

          (b) Prior to the Closing, each party shall promptly consult with the other party hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication received by such party from any Governmental Entity regarding any of the Transactions. If any party hereto or Affiliate thereof receives a request for information or documentary material from any such Governmental Entity with respect to any of the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request.

          (c) In addition to and without limiting the agreements of the parties contained above, Purchaser and Seller shall (i) take promptly all actions necessary to make the filings required of them or any of their Affiliates under the HSR Act, (ii) comply at the earliest practicable date with any request for additional information or documentary material received by the Company, Purchaser, Seller or any of their Affiliates from the FTC or the DOJ pursuant to the HSR Act or from any state Attorney General or other Governmental Entity in connection with antitrust matters, (iii) cooperate with each other in connection with any filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Transactions commenced by the FTC, DOJ, any state Attorney General or any other Governmental Entity, (iv) use their best efforts to resolve such objections, if any, as may be asserted with respect to the Transactions under any antitrust law and (v) advise the other parties promptly of any material communication received by such party from the FTC, DOJ, any state Attorney General or any other Governmental Entity regarding any of the Transactions, and of any understandings, undertakings or agreements (oral or written) such party proposes to make or enter into with the FTC, DOJ, any state Attorney General or any other Governmental Entity in connection with the Transactions. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, Seller and Purchaser shall each request early termination of the HSR Act waiting period. With regard to Purchaser, "best efforts" for purposes of Section 5.3(c)(iv) shall include, without limitation, at the request of Seller, proffering Purchaser's willingness to accept an order providing for the divestiture by Purchaser of such properties, assets, operations, or businesses of Purchaser or Seller as are necessary to permit Purchaser to consummate the transactions contemplated by this Agreement, including, without limitation, an offer to hold separate such properties, assets, operations or businesses pending any such divestiture, and Purchaser's willingness to accept such other conditions, restrictions, limitations, or agreements affecting Purchaser's full rights or ownership of the Shares as may be necessary to resolve such objections, if any, as may be asserted by the FTC, DOJ, any state Attorney General or any other Governmental Entity with respect to the Transactions under any antitrust law.

                                      25
     Section 5.4  Tax Matters.
                  -----------

          (a)  Section 338 Election.
               --------------------

               (i) Seller and Purchaser shall jointly make and file an election under Section 338(h)(10) of the Code (and under any comparable provisions of state or local law) (the "Elections") for the Company and each Company
                          ---------
Subsidiary (other than Compania General de Aguas S.A. de C.V. and, as soon as practicable after the Closing, Seller and Purchaser shall mutually prepare a Form 8023 (or applicable successor form), with all attachments. Purchaser and Seller shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents as may be required) to effect and preserve timely Elections in accordance with the provisions of Section 338(h)(10) of the Code and the Treasury Regulations thereunder (and any comparable provisions of state or local tax law) or any successor provisions.

               (ii) In connection with such Elections, Purchaser shall cause the Company to prepare not later than 60 days following the Closing, and solely for purposes of this Section 5.4(a)(ii), a balance sheet for the Company and each Company Subsidiary as of the Closing Date for which a Section 338(h)(10) Election will be made setting forth the assets and liabilities of the Company and each such Company Subsidiary, which balance sheets shall form the basis for the determinations required to be made by the Seller and the Purchaser pursuant to the immediately succeeding sentence. Not later than 120 days after the Closing, Seller and Purchaser shall act together in good faith to (1) determine and agree upon the "Aggregate Deemed Sale Price" in accordance with the Treasury Regulations under Section 338 of the Code promulgated thereunder and (2) determine and agree upon the proper allocations of the "Aggregate Accrued Sale Price" among the assets of the Company and each Company Subsidiary (in accordance with Section 338(b)(5) of the Code and the Treasury Regulations promulgated thereunder). Seller and Purchaser shall (x) be bound by such determination and such allocations for purposes of determining any Taxes, (y) prepare and file their Tax Returns on a basis consistent with such determination of the "Aggregate Deemed Sale Price" and such allocations and (z) take no position inconsistent with such determination and allocations on any applicable Tax Return, in any proceeding before any Taxing Authority. If Seller and Purchaser fail to reach agreement with respect to the "Aggregate Accrued Sale Price" and/or such allocations, or if Seller shall disagree with any item contained in the balance sheet prepared for purposes of this Section 5.4(a)(ii), then Seller and Purchaser shall, not later than 10 business days after either Seller or Purchaser shall have terminated, in writing, discussions with respect to such items, submit all such disputed items for resolution pursuant to Section
8.3. In the event that any of such allocations is disputed by any Taxing Authority, the party receiving notice of the dispute shall promptly notify the other party hereto of the dispute.

               (b) Tax Returns.  Except as provided in Section 5.4(d),
                   -----------

                   (i) Seller shall file or cause to be filed when due all income and franchise Tax Returns that are required to be filed by or with respect to the Company or any Company Subsidiary for taxable years or periods ending on or before the Closing Date, and Seller shall remit (or cause to be remitted) subject to Section 5.4(c)(ii) and Section 8.1(b) any Taxes due in respect of such Tax Returns.

                   (ii) Purchaser shall cause the Company to file or cause to be filed all Tax Returns that are due after the Closing Date that are required to be filed by or with respect to the Company or any Company Subsidiary for taxable years or periods ending on or before the Closing Date other than income and franchise Tax Returns. Any Tax Returns which the Purchaser is required to cause the Company to file or cause to be filed pursuant to this Section 5.4(b)(ii) shall be completed in a manner consistent with past practice and shall be submitted (with copies of any relevant schedules, work papers and other documentation then available) to Seller for Seller's approval not less than 30 days prior to the Due Date for the filing of such Tax Return, which approval may not be unreasonably withheld. Purchaser shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns to the extent that such Taxes are specifically identified and reflected as a current liability for unpaid Taxes on the Balance Sheet.

                   (iii) Purchaser shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending after the Closing Date, and Purchaser shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns.

                   (iv) Any Tax Return required to be filed by Purchaser relating to any Straddle Period shall be completed in a manner consistent with the Company's past practice and submitted (with copies of any relevant schedules, work papers and other documentation then available) to Seller for Seller's approval not less than 30 days prior to the Due Date for the filing of such Tax Return, which approval shall not be unreasonably withheld.

                   (v) Upon the written request of Purchaser setting forth in detail the computation of the amount owed, Seller shall pay to Purchaser, no later than 2 days prior to the Due Date for the applicable Tax Return, the Taxes for which Seller is liable pursuant to Section 8.1(b)(ii) but which are payable with any Tax Return to be filed by Purchaser with respect to any Straddle Period.

                   (vi) Within 120 days after the Closing Date or sooner if reasonably required by Seller to timely file any Tax Return required to be filed or caused to be filed by it pursuant to the terms of this Agreement, Purchaser shall cause the Company to prepare and provide to Seller a package of Tax information materials, including schedules and work papers, required by Seller to enable Seller to prepare and file all Tax Returns required to be prepared and filed by it pursuant to Section 5.4(b)(i) or to review all Tax Returns proposed to be filed by or on behalf of the Company or any

     Company Subsidiary pursuant to Section 5.4(b)(ii). Such package shall be consistent with those prepared by the Company and provided to Seller in the past. Seller shall reimburse Purchaser and the Company for reasonable costs incurred in preparing such packages. Purchaser shall prepare such package in good faith in a manner consistent with the Company's past practice.

                   (vii) Seller may amend any Tax Return filed or required to be filed for any taxable years or periods ending on or before the Closing Date provided that it would not result in a Tax detriment to the Purchaser, the Company or any Company Subsidiary.

               (c) Computation of Tax Liabilities.
                   ------------------------------

                   (i) To the extent permitted or required by law or administrative practice, (A) the taxable year of the Company which includes the Closing Date shall be treated as closing on (and including) the Closing Date and, notwithstanding the foregoing, (B) all transactions not in the ordinary course of business occurring after the Closing shall be reported on Purchaser's consolidated United States federal income Tax Return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of Purchaser or its Affiliates to the extent permitted by law. For purposes of Sections 5.4(b)(i) and (b)(ii) and Sections 8.1(b)(ii) and 8.1(c)(i), where it is necessary to apportion between Seller and Purchaser the Tax liability of an entity for a Straddle Period (which is not treated under the immediately preceding sentence as closing on the Closing Date), such liability shall be apportioned between the period deemed to end at the close of the Closing Date, subject to Sections 8.1(b)(i) and 8.1(d)(i)(B), and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the books, except that Taxes (such as real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

                   (ii) In determining Seller's liability for Taxes pursuant to this Agreement, Seller shall be credited with the amount of any estimated Taxes paid by or on behalf of the Company prior to the Closing Date. To the extent that Seller's liability for Taxes for a taxable year or period is less than the amount of estimated Taxes previously paid by or on behalf of the Company with respect to all or a portion of such taxable year or period, Purchaser shall pay Seller the difference within two days after filing the Tax Return relating to such Taxes.

          (d) Transfer Taxes.  All Transfer Taxes  resulting directly from the
              --------------
     Transactions shall be borne 50% by Purchaser and 50% by the Seller. Seller shall cooperate with Purchaser and, subject to the other terms of this Agreement, take any action reasonably requested by Purchaser which does not cause Seller to incur any cost or material inconvenience in order to minimize Transfer Taxes. Notwithstanding the provisions of Section 5.4(b), which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its reasonable efforts to provide such Tax Returns to the other party at least 10 days prior to the Due Date for such Tax Returns.

          (e)  Refunds.
               -------

               (i) Any Tax refund (including any interest in respect thereof) received by Purchaser or the Company and any amounts credited against Tax to which Purchaser or the Company becomes entitled, in either case other than by way of any carryback from a taxable period, or portion thereof beginning on or after the Closing Date or with respect to Taxes for which Seller would have no indemnification obligation pursuant to Section 8.1 or with respect to refunds or credits reflected on the Balance Sheet, that relate to any taxable period, or portion thereof, ending on or before the Closing Date shall be for the account of Seller, and Purchaser shall pay over to Seller any such refund or the amount of any such credit in the case of a refund, within five days after receipt or entitlement thereto, and in the case of a credit, within five days after utilization thereof. Purchaser shall pay Seller interest at the rate prescribed under section 6621(a)(1) of the Code, compounded daily, on any amount not paid when due under this
     Section 5.4(e). For purposes of this Section 5.4(e), where it is necessary to apportion a refund or credit between Purchaser and Seller for a Straddle Period, such refund or credit shall be apportioned between the period deemed to end at the close of the Closing Date and the period deemed to begin at the beginning of the day following the Closing Date on the basis of an interim closing of the Company's books, except that refunds or credits of Taxes (e.g., real property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

               (ii) Purchaser shall cooperate, and cause the Company to cooperate, in obtaining any Tax refund that Seller reasonably believes should be available, including through filing appropriate forms with the applicable Taxing Authorities.

          (f)  Certain Post-Closing Settlement Payments. If the examination of
               ----------------------------------------
     any federal, state, local or other Tax Return of Seller for any taxable period ending on or before the Closing Date shall result (by settlement or otherwise) in any adjustment which permits Purchaser or the Company to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits which would otherwise (but for such adjustments) have been reported or taken into account (including by way of any increase in basis) by Purchaser or the Company for one or more periods ending after the Closing Date, Seller shall notify Purchaser and provide it with adequate information so that Purchaser can reflect on its or the Company's Tax Returns such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. Purchaser shall pay to Seller, within 30 days of the receipt of such information, the lesser of the amount of any resulting tax benefits to Purchaser or the Company and the amount of any Tax liability to Seller which would not have arisen but for the adjustment giving rise to the tax benefit.

          (g) Post-Closing Actions which Affect Seller's Liability for Taxes.
              --------------------------------------------------------------

              (i) Purchaser shall not permit the Company to take any action (not including the Elections) which could reasonably be expected to increase Seller's liability for Taxes (including any liability of Seller to indemnify Purchaser for Taxes pursuant to this Agreement).

              (ii) None of Purchaser or any Affiliate of Purchaser shall (or shall cause or permit the Company to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company with respect to any taxable year or period ending on or before the Closing Date without the prior written consent of Seller, which consent may not be unreasonably withheld.

              (iii) Purchaser and any Affiliate of Purchaser may (and may cause or permit the Company to) carryback for Federal, state, local or foreign tax purposes to any taxable period, or portion thereof, of the Company or Seller or any affiliate of Seller ending before, or which includes, the Closing Date any operating losses, net operating losses, capital losses, tax credits or similar items arising in, resulting from, or generated in connection with a taxable year of Purchaser or any Affiliate of Purchaser, or portion thereof, ending on or after the Closing Date. Any Tax refund (including interest in respect thereof received by Seller or any Affiliate thereof and any amounts credited against Tax to which the Seller or any Affiliate thereof) becomes entitled, in either case by reason of such carryback, shall be for the account of Purchaser, and Seller shall pay over to Purchaser any such refund or the amount of any such credit in the case of a refund, within 5 days of receipt or entitlement thereto, and in the case of a credit, within 5 days after the utilization thereof. Seller shall pay interest at the rate prescribed under Section 6621(a)(1) of the Code, compounded daily on any amount not paid when due under this Section 5.5(g)(iii).

              (h) Termination of Existing Tax Sharing Agreements.  Any and all
                  ----------------------------------------------
     existing Tax sharing agreements or arrangements, written or oral, between Seller and any Affiliates thereof and the Company or its Subsidiaries, shall terminate as of the Closing.

              (i) Assistance and Cooperation.  After the Closing Date, each of
                  --------------------------
     Seller and Purchaser shall (and shall cause their respective Affiliates to):

                  (i) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes;

                  (ii) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with Section 5.4(b);

                  (iii) cooperate fully in preparing for any audits of, or disputes with Taxing Authorities regarding, any Tax Returns of the Company; and

                   (iv) timely provide any written or other consent required by the other party to enable it to sign any Tax Return, waiver, consent or other document relating to any Tax Return required to be filed by it pursuant to Section 5.4 or any defense of any claim conducted by it pursuant to Section 8.2.

          Section 5.5  Publicity.  The initial press release with respect to the
                       ---------
execution of this Agreement of each of Purchaser and Seller shall be subject to the approval of such other party. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article VII, neither Seller, the Company, Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transactions without prior consent of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market, in which case any such required press release or public announcement shall be subject to the extent practicable to prior review by such other party.

          Section 5.6  Employees; Employee Benefits.
                       ----------------------------

               (a) On and after the Closing, until the first anniversary of the Closing, Purchaser shall cause the Company to provide the Retained Employees with salaries, incentive opportunities and benefit plans, programs and arrangements (other than stay bonus and retention arrangements, retiree health and retiree life insurance) which are substantially no less favorable in the aggregate than those currently provided as of the date hereof by the Seller, the Company and the Company Subsidiaries.

               (b) With respect to each employee benefit plan, practice or policy of Purchaser or any of its Affiliates, each Retained Employee shall be given credit under such plan for all service prior to the Closing Date with the Company or any predecessor employer (to the extent such credit was given by the Seller, the Company or any predecessor employer under a comparable Plan), for purposes of determining eligibility and vesting (but not benefit accrual); provided, however, such service shall not be credited to the extent it would
--------  -------
result in a duplication of benefits. Such service shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Subject to the terms of the plans of Purchaser, such Retained Employees shall be given credit for amounts paid under a corresponding employee benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the comparable employee benefit plan of the Purchaser.

               (c) Purchaser shall be responsible and assume all liability for all notices or payments due to any Retained Employees, and all notices, payments, fines or assessments due to any Governmental Entity, pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment, discharge or layoff of employees by the Company after the Closing, including the WARN Act, Section 4980B of the Internal Revenue Code and any rules or regulations as have been issued in connection with the foregoing.

     (d) From and after the Closing, Purchaser shall be responsible for, and shall indemnify and hold harmless the Seller and its Affiliates and their officers, directors, employees, Affiliates and agents and the fiduciaries (including plan administrators) of the Plans from and against, any and all claims, losses, damages, costs and expenses (including attorneys' fees and expenses) and other liabilities and obligations relating to or arising out of
(i) all salaries, wages, commissions, bonuses, employee incentive or other compensation, severance, holiday, vacation, welfare or retirement benefits (other than retirement benefits provided by the Seller's Retirement Plan, Supplemental Retirement Plan, retiree health and retiree life insurance Plans, 1984 Executive Benefit Retirement Plan, 1988 Executive Survivor Benefits Plan and 1988 Management Survivor Benefits Plan) earned on or after the Closing by any Retained Employee or reserved on the Closing Statement, (ii) the liabilities expressly assumed by Purchaser under this Section 5.6 or any failure by Purchaser to comply with the provisions of this Section 5.6, (iii) any continuing contributions or other obligations of the Company with respect to the Plans listed on the Disclosure Schedule as Plans subject to collective bargaining agreements, (iv) any claims of, or damages or penalties sought by, any Retained Employee, or any Governmental Entity on behalf of or concerning any Retained Employee, with respect to any act or failure to act by Purchaser after the Closing to the extent arising from the employment, discharge, layoff or termination of any Retained Employee after the Closing and (v) the EEOC Investigation identified in the Disclosure Schedule.

     (e) Seller shall be responsible for, and shall indemnify and hold harmless Purchaser and its Affiliates and their officers, directors, employees, Affiliates, agents and the fiduciaries (including plan administrators) of the Plans from and against any and all claims, losses, damages, costs, expenses (including attorney's fees and expenses) and other liabilities and obligations occurring or incurred prior to the Closing and relating to or arising out of (i) all salaries, wages, commissions, bonuses, employee incentive or other compensation, severance, holiday, vacation, welfare or retirement benefits (including, without limitation, benefits provided under the Seller's Retirement Plan, Supplemental Retirement Plan, retiree health and retiree life insurance Plans, 1984 Executive Benefit Retirement Plan, 1988 Executive Survivor Benefits Plan and 1988 Management Survivor Benefits Plan) earned on or prior to the Closing by any Retained Employee other than those reserved on the balance sheet of the Company and its consolidated Subsidiaries as of the Closing Date, (ii) all liabilities not expressly assumed by the Purchaser under this Section 5.6 or any failure by Seller to comply with the provisions of this Section 5.6, (iii) those qualified Plans sponsored or maintained by the Company that are listed on the Disclosure Schedule and identified as frozen Plans, (iv) the completion of the termination of those Plans listed on the Disclosure Schedule and identified as Plans in the process of being terminated, (v) any contributions or other obligations of the Company incurred prior to the Closing with respect to the Plans listed on the Disclosure Schedule as Plans subject to collective bargaining agreements, and (vi) any claims or damages or penalties sought by any Retained Employee, or any Governmental Entity on behalf of or concerning any Retained Employee, with respect to any act or failure to act by Seller or the Company prior to the Closing to the extent arising from the employment, discharge, layoff or termination of any Retained Employee (other than the EEOC Investigation identified in the Disclosure Schedule).

     (f) As of the Closing, any vested portion of an option to purchase shares of Seller Common Stock issued pursuant to the 1994 Stock Option and Restricted Stock Plan or the 1999 Stock Option and Restricted Stock Plan shall remain exercisable until the earlier of three years following the date of the Closing or the Terminal Date (as defined in each of such Plans) of such option.

     (g) Effective as of the Closing, the Company, Seller and Purchaser shall take all action necessary and appropriate to cause the liabilities of Seller's Deferred Compensation Administration Plan II and the Option Gain Deferral Plan (collectively, the "Deferred Compensation Plans") attributable to Retained
                    ---------------------------
Employees to be transferred to a comparable deferred compensation plan sponsored by the Purchaser or the Company (the "Purchaser DC Plans") in which such
                                      ------------------
employees are eligible to participate; provided, however, that such liabilities
                                       --------  -------
shall only be transferred to the extent of the amount of the reserve on the Closing Statement. Following such transfer, Purchaser, the Company and the Purchaser DC Plans (or any successor thereto) shall be solely responsible for all liabilities under the Deferred Compensation Plans relating to such Retained Employees.

     (h) Seller shall take all action as may be necessary and appropriate (i) to cause each Retained Employee who is a participant in Seller's Profit-Sharing Investment Plan, as amended (the "PSIP"), (x) to be treated as a terminated
                                  ----
employee with respect to the PSIP effective as of the date of Closing with respect to eligibility to make contributions and to receive loans, in-service withdrawals, allocations of employer contributions and forfeitures and (y) to become fully vested in all benefits accrued under the PSIP through the date of Closing; (ii) to cause the PSIP to make available to such Retained Employees as soon as practicable following the Closing Date a distribution that qualifies under Code Section 401(k)(10) and thus allows each Retained Employee to roll over such distribution into an individual retirement account or a qualified plan of the Company or Purchaser (if such plan permits such roll over); and (iii) if requested by a Retained Employee, to transfer all outstanding loan balances under the PSIP to a qualified Plan of the Company.

     (i) The liabilities of Seller's Retirement Plan attributable to Retained Employees shall remain in Seller's Retirement Plan and Seller shall provide for the payment as they become due and in accordance with the terms of such Plan upon the Retained Employee's termination of employment from Seller. Effective as of the Closing, such Retained Employees shall not be entitled to any additional credit for service or age under Seller's Retirement Plan; provided, however, that the Retained Employees will be credited with any service with Purchaser and its Affiliates following the Closing for purposes of determining the Retained Employees' eligibility for an early retirement benefit under the Seller's Retirement Plan.

     (j) Purchaser and the Company shall provide to Seller such information necessary for Seller to provide those benefits to Retained Employees described in this Section 5.6, including, but not limited to, confirmation of a Retained Employee's termination of employment from the Company or Purchaser. Seller shall take all steps reasonable to provide to Purchaser and, if necessary, the Retained Employees, such information necessary for Purchaser to provide those benefits to Retained Employees described in this Section 5.6, including, without limitation, confirmation of a Retained Employee's termination of employment from Seller and its affiliates and subsidiaries.

     (k) Except where this Agreement provides otherwise, Seller shall pay (or provide for the payment, as applicable) as of the date of Closing directly to each eligible Retained Employee (i) a pro-rata award under Seller's Management Incentive Plan, in accordance with the terms of the Plan and consistent with past practice; (ii) a lump sum payment equal to the vested benefits credited to the Account (as defined in Seller's Supplemental PSIP) of each eligible Retained Employee who is a participant in Seller's Supplemental PSIP; and (iii) the present value of the benefit payable to each Retained Employee who is a participant in the Seller's Supplemental Retirement Plan in either a lump sum payment or in accordance with the Retained Employee's election, as appropriate under the terms of such Plan, and otherwise in accordance with the terms of each such Plan.

     (l) The Purchaser shall assume all responsibility for providing benefits required under Part 6 of Title I of ERISA ("COBRA Benefits") in respect of
                                            --------------
qualifying events occurring on or after the Closing for Retained Employees and their qualified beneficiaries. Seller shall retain liability for all COBRA Benefits in respect of qualifying events occurring prior to Closing for Retained Employees and their qualified beneficiaries.

     (m) Seller shall retain the liabilities pursuant to Seller's retiree heath and retiree life insurance Plans attributable to Retained Employees and shall provide coverage in accordance with the terms and conditions of such Plans upon the eligible Retained Employee's termination of employment from the Company or Purchaser. For purposes of determining a Retained Employee's eligibility for such benefits as a retiree of Seller, employment with Seller shall be deemed to terminate as of the Closing, and no period of time after the Closing shall be taken into consideration in determining eligibility.

     (n) Purchaser shall provide short-term disability coverage for all Retained Employees eligible to receive short-term disability benefits as of the Closing on substantially the same terms and conditions as in effect immediately prior to the Closing, so that such Retained Employees receive short-term disability benefits for a total of six months.

     (o) Seller shall provide a long-term disability benefit pursuant to the terms and conditions of Seller's Long-Term Disability Plan to (i) all Retained Employees who are on long-term disability as of the Closing and (ii) those Retained Employees who are on short-term disability leave as of the Closing and who become eligible to receive a long-term disability benefit upon the expiration of such short-term disability leave following the Closing.

     (p) Effective as of the Closing, Purchaser shall be responsible for all workers' compensation claims filed by Retained Employees based on events occurring on and after the Closing. Seller shall retain liability for all workers' compensation claims filed by Retained Employees and cases based on events occurring prior to the Closing.

     (q) In accordance with the terms of employment agreements entered into between the Purchaser and certain Retained Employees, Seller shall, upon the request of any

Retained Employee, pay to the Purchaser any payments due to such Retained Employee under the Company's Divestiture Incentive Plan.

          (r) The Company, Seller and Purchaser shall cooperate and take all such action as may be necessary to carry out the terms of this Section 5.6.

     Section 5.7  Indemnification.  Following the Closing, Purchaser shall cause
                  ---------------
the Company not to make any changes to its certificate of incorporation or by-laws that would adversely affect the rights of persons who are currently or were officers or directors of the Company, other than any directors who are not officers of the Company, to claim indemnification from such entity under the terms of such certificate of incorporation or by-laws as in effect on the date hereof for acts taken prior to the Closing.

     Section 5.8  Transition Services.   The Seller shall provide to the Company
                  -------------------
and the Company Subsidiaries administrative and other transition services reasonably requested by Purchaser for a period of up to six months after the Closing. The Seller, the Company and the Company Subsidiaries shall negotiate in good faith and enter into a transition services agreement (the "Transition
                                                                   ----------
Services Agreement") prior to Closing setting forth the terms and conditions of
------------------
such services, including, without limitation, that the Company and the Company Subsidiaries shall pay for such services at cost, and with other terms and conditions that are customary for these types of services.

     Section 5.9  Intercompany Arrangements.  As of the Closing Date, all
                  -------------------------
intercompany accounts between the Company or any Company Subsidiary, on the one hand, and Seller and its Affiliates (excluding the Company), on the other hand, shall be canceled without any payment of funds and neither the Company nor any Company Subsidiary shall have any further liability therefor. In addition, except as otherwise expressly contemplated by this Agreement, all agreements and commitments, whether written, oral or otherwise, which are solely between the Company or any Company Subsidiary, on the one hand, and Seller and its Affiliates (excluding the Company), on the other hand, shall be terminated and of no further effect, simultaneously with the Closing, without any further action or liability on the part of the parties thereto.

     Section 5.10 Treatment of Seller Guaranties.  Purchaser shall use its
                  ------------------------------
commercially reasonable efforts, at Purchaser's expense, to have released and cancelled at the Closing each Seller Guaranty; provided, however, that to the
                                               --------  -------
extent that any Seller Guaranty cannot be so released and cancelled, Purchaser shall use its commercially reasonable efforts, at Purchaser's expense, to cause itself to be substituted for Seller and each of Seller's Affiliates directly affected thereby in respect of such Seller Guaranty (or if not possible, added as the primary obligor with respect thereto). If Purchaser is not able to either release and cancel such Seller Guaranty or cause itself to be so substituted in all respects in respect of such Seller Guaranty, then Purchaser shall, at its election (a) obtain and deliver to Seller at the Closing letters of credit in favor of Seller, on terms and conditions, and from financial institutions, which in each case are reasonably satisfactory to Seller, with respect to all the obligations covered by each Seller Guaranty or (b) otherwise indemnify, defend and hold harmless Seller and each such Affiliate of Seller with respect to all liabilities or expenses that might arise or be incurred by

Seller or such Affiliate of Seller with respect to any such Seller Guaranty. Seller will, and shall cause its Affiliates to, cooperate and use commercially reasonable efforts to assist Purchaser in performing its obligations under this
Section 5.10.

     Section 5.11  Update of Disclosure Schedule.   Seller may, from time to
                   -----------------------------
time, prior to or on the Closing Date, by notice in accordance with this Agreement supplement or amend the Disclosure Schedule, including one or more supplements or amendments to correct any matter that would otherwise constitute a breach of any representation, warranty or covenant contained herein. If, pursuant to and in accordance with Section 7.1(f), such a supplement or amendment of any section of the Disclosure Schedule materially and adversely affects the benefits to be obtained by Purchaser under this Agreement, then Purchaser shall have the right to terminate this Agreement, but such termination shall be Purchaser's sole remedy relating to matters set forth in amendments or supplements to any section of the Disclosure Schedule. Notwithstanding any other provision hereof to the contrary, the Disclosure Schedule and the representations and warranties made by the Seller shall be deemed for all purposes to include and reflect such supplements and amendments as of the date hereof and at all times thereafter, including the Closing Date.

     Section 5.12  Maintenance of Books and Records.  Each of the parties hereto
                   --------------------------------
shall preserve, until at least the eighth anniversary of the Closing Date, all pre-Closing Date records possessed or to be possessed by such party relating to the Company. After the Closing Date and up until at least the eighth anniversary of the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding such records shall (a) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (b) permit the requesting party or its representatives to make copies of such records, in each case at no cost to the requesting party or its representatives (other than for reasonable out-of-pocket expenses);

provided, however, that nothing herein shall require either party to disclose
--------  -------
any information to the other if such disclosure would jeopardize any attorney-client or other legal privilege or contravene any applicable law. Such records may be sought under this Section for any reasonable purpose, including to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of the party seeking such records. Notwithstanding the foregoing, at any time after the fifth anniversary of the date of this Agreement, any and all such records may be destroyed by a party if such destroying party sends to the other parties hereto written notice of its intent to destroy such records, specifying in reasonable detail the contents of the records to be destroyed; such records may then be destroyed after the 60th day following such notice unless the other party hereto notifies the destroying party that such other party desires to obtain possession of such records, in which event the destroying party shall transfer the records to such requesting party and such requesting party shall pay all reasonable expenses of the destroying party in connection therewith.

     Section 5.13  Seller's Trademarks and Logos.  (a) Notwithstanding anything
                   -----------------------------
to the contrary contained in this Agreement, it is expressly agreed that (1) Purchaser is not purchasing, acquiring or otherwise obtaining, and the Company will not be entitled to retain following the Closing Date, any right, title or interest in any Trademarks employing Seller's name or any part or variation of such name or anything confusingly similar thereto and (2) neither the Company nor Purchaser or its Affiliates shall make any use of such Trademarks from and after the Closing.

          (b) As of the Closing, Seller grants to Purchaser, the Company and the Company Subsidiaries a non-exclusive, royalty free, fully paid license to use and authorize others to use the Trademarks employing Seller's name and any part or variation thereof used in the business of the Company or any Company Subsidiary for a term that will end up to 30 days after Closing for any letterhead stationary and any equipment bearing such a Trademark, and for all other inventory and marketing material bearing such a Trademark, until such time as all such inventory and marketing material shall have been used, sold or distributed. Seller shall also permit Purchaser, the Company and the Company Subsidiaries to make use of all trade dress as presently used by Seller, the Company or the Company Subsidiaries and related to the Trademarks on the same terms and conditions as are applicable to the Trademarks. It is the intention of Purchaser to transition to a new corporate name and Trademarks for itself as soon as reasonably practicable.

          Section 5.14 License Agreement. At the Closing, Seller and the Company
                       -----------------
shall enter into a license agreement (the "License Agreement"). Pursuant to such License Agreement, the Company shall license to Seller use of its "PC-1" software, but solely for use by Seller and its Subsidiaries in the healthcare business. Such license shall be non-exclusive, royalty-free and fully paid. In addition, McKesson shall not be permitted to sublicense or assign any rights to "PC-1" it may have. Also, such License Agreement shall contain a provision allowing the Company to terminate upon a change of control of the Seller by which a competitor of the Guarantor or any of its Affiliates gains control of Seller.

          Section 5.15 Intellectual Property Assignments.  At or prior to the
                       ---------------------------------
Closing, Seller shall enter into the Intellectual Property Assignments with the Company.

          Section 5.16 Unclaimed Property Audit. Purchaser agrees to reasonably
                       ------------------------
cooperate and agrees to cause the Company to reasonably cooperate with Seller and any of its employees, directors, representatives and other agents in Seller's preparation for and response to any unclaimed property audit by any state including, but not limited to, promptly providing copies of all reasonably requested documents and making Company employees available to respond to reasonable inquiries of Seller in connection with any such audit. The obligations of the Purchaser under this Section 5.16 shall survive until the expiration of the applicable state statutes of limitation.

          Section 5.17 Non-Competition.
                       ---------------

          (b) For a period of five (5) years after the Closing (the "Restricted
                                                                     ----------
Period"), Seller shall not, and shall cause its Subsidiaries not to, engage,
------
directly or indirectly, in any business anywhere in the world that manufactures, produces or supplies products or services of the kind manufactured, produced or supplied by the Business, the Company or any Company Subsidiary as of the Closing Date or, without the prior written consent of Purchaser, directly or indirectly, own an interest in, manage, operate, join, control, or participate in as an officer, employee, partner, stockholder, consultant or otherwise, any Person that competes with Purchaser, the Business, the Company or any Company Subsidiary in manufacturing, producing or supplying products or services of the kind manufactured, produced or supplied by the

Business, the Company or any Company Subsidiary as of the Closing; provided,
                                                                   --------
however, that, for the purposes of this Section 5.17, ownership of securities
-------
having no more than five percent of the outstanding voting power of any competitor which are listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section 5.17 so long as the Person owning such securities has no other connection or relationship with such competitor; provided further that
                                                          -------- -------
this Section 5.17 shall not prevent Seller's use of the Intellectual Property licensed to it pursuant to the License Agreement.

          (b) Seller agrees that, without Purchaser's prior written consent, Seller will not, during the Restricted Period, employ any person who is or was employed by the Company or any Company Subsidiary as one of the top 12 senior management executives during the Restricted Period.

          (c) The Restricted Period shall be extended by the length of any period during which Seller is in breach of the terms of this Section 5.17.

          (d) Seller acknowledges that a breach of its covenants contained in
Section 5.17 may cause irreparable damage to Purchaser, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly Seller agrees that if it breaches any of the covenants contained in Section 5.17 in addition to any other remedy which may be available at law or in equity, Purchaser shall be entitled to specific performance and injunctive relief.

          (e) The parties further acknowledge that the time, scope, geographic area and other provisions of Section 5.17 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the transactions contemplated by this Agreement. In the event that the agreements in Section 5.17 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

     Section 5.18  Further Action.  Each of the parties hereto shall use all
                   --------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

     Section 5.19  Environmental Compliance. With respect to any Real Property
                   ------------------------
located in the State of New Jersey, the Company will comply with any obligations it may have pursuant to the execution of this Agreement or the consummation of the transactions contemplated herein to conduct any investigation, remediation, removal, monitoring or other action with respect to Hazardous Materials, or provide any notice to or obtain consent of

Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

     Section  5.20  Seller Consent.  Seller hereby consents to the consummation
                    ---------------
of the transaction pursuant to any change of control provisions contained in any agreement between Seller and the Company.

     Section  5.21  PWC Claim Assignment.  Effective as of the Closing, the
                    ---------------------
Company will assign to Seller, and Seller will assume from the Company all claims, and causes of action that the Company may have against PWC arising out of or related to PWC's development of PC-1.


                                  ARTICLE VI

                                  CONDITIONS

     Section 6.1  Conditions to Each Party's Obligation to Effect the Closing.
                  -----------------------------------------------------------
The respective obligation of each party to effect the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

               (a) Statutes; Court Orders. No statute, rule or regulation shall
                   ----------------------
have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Closing; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Closing; provided, however, that the parties shall use their commercially
         --------  -------
reasonable efforts to have any such order or injunction vacated or lifted; and

               (b) HSR Approval. The applicable waiting period under the HSR Act
                   ------------
shall have expired or been terminated.

     Section 6.2  Conditions to Obligations of Purchaser to Effect the Closing.
                  ------------------------------------------------------------
The obligations of Purchaser to effect the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

               (a) Government Action. There shall not be pending any suit,
                   -----------------
action or proceeding by any Governmental Entity

                   (i) seeking to restrain or prohibit the consummation of the Closing or the performance of any of the other Transactions, or seeking to obtain from Seller or Purchaser any damages that are material in relation to the Company or the Company Subsidiaries, or

                   (ii) seeking to impose material limitations on the ability of Purchaser effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares, or

                    (iii) which is reasonably expected to have a Company Material Adverse Effect.

                (b) Representations and Warranties. All of the representations
                    ------------------------------
and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (or if made as of a specified date, only as of such date) and Purchaser shall have received a certificate to such effect from the Seller signed by a duly authorized officer thereof.

                (c) Seller Breach. Seller shall not have failed to perform in
                    -------------
any material respect any obligation or to comply in any material respect with any covenant of Seller to be performed or complied with by it under this Agreement, and the Purchaser shall have received a certificate to such effect from the Seller signed by a duly authorized officer thereof.

                (d) Termination. This Agreement shall not have been terminated
                    -----------
in accordance with its terms.

                (e) Resolutions of Seller. Purchaser shall have received a true
                    ---------------------
and complete copy, certified by the Secretary or an Assistant Secretary of Seller, of the resolutions duly and validly adopted by the Board of Directors of Seller evidencing its authorization of the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

                (f) Incumbency Certificate of Seller. Purchaser shall have
                    --------------------------------
received a certificate of the Secretary or an Assistant Secretary of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement and the other documents to be delivered hereunder.

                (g) Good Standing.  Purchaser shall have received good standing
                    -------------
certificates for the Company from the secretary of state of the jurisdiction in which each such entity is incorporated or organized, in each case dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by bring-down telegrams dated the Closing Date.

                (h) Intellectual Property Assignments. Seller shall have
                    ---------------------------------
delivered to Purchaser executed copies of (i) the Intellectual Property Assignments and (ii) the License Agreement.

     Section 6.3  Conditions to Obligations of Seller to Effect the Closing.
                  ---------------------------------------------------------
The obligations of Seller to effect the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                (a) Government Action. There shall not be pending any suit,
                    -----------------
action or proceeding by a Governmental Entity seeking to restrain or prohibit the consummation of the

Closing or the performance of any of the other Transactions, or seeking to obtain from Seller any damages that are material in relation to the Company or the Company Subsidiaries.

          (b) Representations and Warranties.  All of the representations and
              ------------------------------
warranties of Purchaser set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (or if made as of a specified date, only as of such date) and Seller shall have received a certificate to such effect from the Purchaser, signed by a duly authorized officer thereof.

          (c) Purchaser Breach. The Purchaser shall not have failed to perform
              ----------------
in any material respect any obligation or to comply in any material respect with any covenant of the Purchaser to be performed or complied with by it under this Agreement and Seller shall have received a certificate to such effect from the Purchaser, signed by a duly authorized officer thereof.

          (d) Termination.  This Agreement shall not have been terminated in
              -----------
accordance with its terms.

          (e) Resolutions of Purchaser.  Seller shall have received a true and
              ------------------------
complete copy, certified by the Secretary or Assistant Secretary of Purchaser, of the resolutions duly and validly adopted by the Board of Directors of Purchaser evidencing its authorization of the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

          (f) Incumbency Certificate of Purchaser.  Seller shall have received a
              -----------------------------------
certificate of the Secretary or Assistant Secretary of Purchaser certifying the names and signatures of the officers of Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.


                                  ARTICLE VII

                                  TERMINATION

     Section 7.1  Termination.  The Transactions may be terminated or abandoned
                  -----------
at any time prior to the Closing Date:

          (a) By the mutual written consent of Purchaser and Seller;

          (b) By Purchaser or Seller if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their commercially reasonable efforts to lift) which permanently restrains, enjoins or otherwise prohibits the acquisition by Purchaser of the Shares and such order, decree, ruling or other action shall have become final and non-appealable;

          (c) By either party if the Closing shall not have occurred on or prior to April 30, 2000, and such party is not in willful breach of this Agreement at the time such party terminates this Agreement; provided, however, that such date
                                               --------  -------
shall be extended to September 30, 2000 in the event that Seller and Purchaser receive "second request" letters from the FTC and/or DOJ pursuant to the HSR Act;

          (d) By Seller if Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within 30 days after the giving of written notice by Seller to Purchaser specifying such breach;

          (e) By Purchaser if Seller shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Article VI, which breach cannot be or has not been cured within 30 days as to the giving of written notice by Purchaser to Seller specifying such breach; or

          (f) By Purchaser if (a) a supplement or amendment of any section of the Disclosure Schedule made by Seller pursuant to Section 5.11 materially and adversely affects the benefits to be obtained by Purchaser under this Agreement and (b) any breach of a representation, warranty, covenant or other agreement referred to in such supplement or amendment cannot be or has not been cured within 30 days after supplement or amendment is made by Seller.

     Section 7.2  Effect of Termination.  In the event of the termination or
                  ---------------------
abandonment of the Transactions by any party hereto pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination or abandonment of the Transactions is made, and there shall be no liability or obligation thereafter on the part of Purchaser or Seller except for fraud or for willful breach of this Agreement prior to such termination or abandonment of the Transactions and except pursuant to Section 5.2(b) or 10.1. No party shall have any liability to the other in connection with the termination of this Agreement insofar as such termination is effected pursuant to Section 7.1(f) except pursuant to Section 5.2(b) or 10.1.


                                 ARTICLE VIII

                                INDEMNIFICATION

     Section 8.1  Indemnification; Remedies.
                  -------------------------

          (a) Seller shall indemnify, defend and hold harmless the Purchaser and the Purchaser Indemnified Persons from and against and in respect of all Purchaser Losses.

          (b) Seller shall indemnify and hold Purchaser harmless from and against the following (net of the amount of any tax benefits received by Purchaser or the Company as a result of the payment or accrual of any of the following taking into account any additional Tax incurred by Seller as a result of any indemnification payment pursuant to this Section 8.1):

              (i) any liability for Taxes imposed on the Company or any Company Subsidiary or for which the Company or any Company Subsidiary may be liable, as a result of having been a member of an "affiliated group" (within the meaning of Section 1504(a) of the Code) pursuant to Treasury Regulation Section 1.1502-6(a) or comparable provisions of foreign, state or local law (other than the affiliated group of Purchaser);

              (ii) any liability for Taxes imposed on the Company or any Company Subsidiary, or for which the Company or any Company Subsidiary may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period deemed to end on and include the Closing Date;

              (iii) any liability for Taxes that would not have been imposed but for the elections under Section 338(h)(10) or any comparable provisions of state or local Tax law;

              (iv) any and all losses, liabilities, damages, judgments, settlements and expenses that arise out of breach of any representations or warranties contained in Section 3.26; and

              (v) all reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of or in connection with the same.

provided, however, that Seller shall not be liable for and shall not indemnify
--------  -------
Purchaser (or its Subsidiaries and Affiliates) for Excluded Taxes.

          (c) Purchaser shall indemnify and hold Seller and Seller's Subsidiaries and Affiliates harmless from and against (net of the amount of any tax benefits received by Seller as a result of the payment or accrual of any of the following taking into account any additional Tax incurred by Purchaser as a result of any indemnification payment pursuant to this Section 8.1):

              (i) Taxes imposed on the Company for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date; and

              (ii)  Excluded Taxes.

          (d) Seller's indemnification obligations under Sections 8.1(a) and 8.1(b) shall be subject to each of the following limitations:

              (i) Seller's indemnification obligations relating to (A) Purchaser Losses shall survive only until June 30, 2001 (other than with respect to representations and warranties made in (x) Section 3.23, which shall survive until the fifth anniversary of the Closing Date and (y) Sections 3.2, 3.3, 3.5 and 3.6, which shall survive indefinitely) and (B) any Tax Claims shall survive until the expiration of the applicable tax statute of limitations plus 120 days. No claim for the recovery of any Purchaser Losses or Tax Claims may be asserted by any Purchaser Indemnified Person after the expiration of the applicable indemnification period; provided,
                                                                    --------
     however, that claims first asserted in writing by any Purchaser Indemnified
     -------
     Person with reasonable specificity prior to the expiration of the applicable indemnification period shall not thereafter be barred by the expiration of the applicable indemnification period. The parties intend by the foregoing to shorten the statute of limitations and agree that no claims or causes of action may be brought against Seller based upon, directly or indirectly, any of the representations or warranties contained in Article III after the applicable survival period or, except as provided in Section 7.2, any termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties that contemplates performance after the Closing.

               (ii)    No reimbursement for Purchaser Losses asserted under
Section 8.1(a) shall be required unless the aggregate amount of Purchaser Losses exceeds the Threshold, and, in such event, indemnification shall be made by Seller only to the extent Purchaser Losses exceed the Threshold. Purchaser shall not have the right to indemnification for any individual Purchaser Loss which is equal to or less than (x) with respect to any such indemnification right of Purchaser arising under Section 3.12, $7,000,000, and (y) with respect to any other such indemnification right, $150,000. With respect to individual Purchaser Losses which are equal to or less than the amount set forth in the foregoing clause (y) which do not give rise to an indemnification right under Section 3.12, such Purchasers Losses shall not be counted for purposes of determining whether the aggregate amount of Purchaser Losses exceeds the Threshold. The limitations of this Section 8.1(d)(ii) shall not apply to Tax Claims.

               (iii) Each Purchaser Loss shall be reduced by (1) the amount of any insurance proceeds paid to Purchaser or any Purchaser Indemnified Person with respect to such loss, (2) any indemnity, contribution or other similar payment paid to Purchaser or any Purchaser Indemnified Person by any third party with respect to such loss and (3) an amount equal to any reduction of income Taxes attributable to such loss.

               (iv) In no event shall Seller's aggregate liability to Purchaser under this Agreement for breaches of representations or warranties, covenants or agreements, whether pursuant to this Article VIII or otherwise, exceed the Cap Amount.

  Section 8.2  Notice of Claim; Defense.
               ------------------------

          (a) Each Purchaser Indemnified Person shall give Seller prompt notice of any third-party claim (other than claims arising out of any pending or threatened audit, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim which could affect the liability for Taxes of Seller) that may give rise to any indemnification obligation under this Article VIII, together with the estimated amount of such claim, if reasonably ascertainable, (provided that failure to deliver such notice shall not release Seller from any of its obligations hereunder except to the extent Seller is materially prejudiced by such failure), together with a description of the facts and circumstances on which such claim is based. Seller shall have the right to assume the defense (at Seller's expense) of any such claim through counsel of Seller's own choosing by so notifying such Purchaser Indemnified Person within 30 days of the receipt by Seller of such notice from such Purchaser Indemnified Person; provided,
                                                              --------
however, that any such counsel shall be reasonably satisfactory to such
-------
Purchaser Indemnified Person. Seller shall be liable for the fees and expenses of counsel employed by such Purchaser Indemnified Person for any period during which Seller has not assumed the defense of any such third-party claim (other than during any period in which Purchaser will have failed to give notice of the third-party claim as provided above). If Seller assumes such defense through counsel of its own choosing, such Purchaser Indemnified Person shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by Seller, it being understood that Seller shall control such defense. If Seller chooses to defend or prosecute a third-party claim, Purchaser shall cooperate in the defense or prosecution thereof, which cooperation shall include, to the extent reasonably requested by Seller, the retention and the provision to Seller of records and information reasonably relevant to such third-party claim, and making employees of the Company reasonably available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. If Seller chooses to defend or prosecute any third-party claim, Purchaser shall agree to any settlement, compromise or discharge of such third-party claim that Seller may recommend and that by its terms, discharges, Purchaser from the full amount of liability in connection with such third party claim, so long as the only remedy provided in such settlement compromise or discharge is payment of monetary damages for which the Purchaser is indemnified by the Seller. None of Purchaser, any of its Affiliates or the Company may settle or otherwise dispose of any claim for which Seller may have a liability under this Agreement without the prior written consent of Seller, which consent will not be unreasonably withheld or delayed. Seller shall not be liable under this Section 8.2(a) for any settlement, compromise or discharge effected without its consent in respect of any claim for which indemnity may be sought hereunder. No indemnified party shall take any action the purpose of which is to prejudice the defense of any claim subject to indemnification hereunder or to induce a third party to assert a claim subject to indemnification hereunder.

          (b) (i) Each party hereto shall notify the chief tax officer of the other party in writing within 15 days following receipt by such party of written notice of any pending or threatened audits, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other claim which could affect the liability for Taxes of such other party. If the party required to give such notice fails to give such notice to the other party promptly, it shall not be entitled to indemnification for any Taxes arising in connection with such Tax Claim if and to the extent that such failure to give notice materially and adversely affects the other party's right to participate in or defend the Tax Claim.

               (ii) Seller shall have the sole right to represent the Company's interests in any Tax Claim relating to taxable periods ending on or before the Closing Date and to employ counsel of its choice at its expense. In the case of a Straddle Period, Seller shall be entitled to participate at its expense in any Tax Claim relating in any part to Taxes attributable to the portion of such Straddle Period deemed to end on or before the Closing Date and, with the written consent of Purchaser, at Seller's sole expense, may assume the control of such Tax Claim. None of Purchaser, any of its Affiliates or the Company may settle or otherwise dispose of any Tax Claim for which Seller may have a liability under this Agreement without the prior written consent of Seller, which consent may not be unreasonably withheld.

  Section 8.3  Resolution of All Tax-Related Disputes.  If Seller and
               --------------------------------------
Purchaser cannot agree on the calculation of any amount relating to Taxes or the interpretation or application of any provision of this Agreement relating to Taxes, such dispute shall be resolved by a nationally recognized accounting firm mutually acceptable to each of Seller and Purchaser, whose decision shall be final and binding upon all persons involved and whose expenses shall be shared equally by Seller and Purchaser.

  Section 8.4  Tax Effect of Indemnification Payments.  To the fullest extent
               --------------------------------------
permitted by applicable law, all indemnity payments made by Seller to Purchaser Indemnified

                                       46
Person, or by Purchaser Indemnified Persons to Seller, pursuant to this Agreement shall be treated for all Tax purposes as adjustments to the consideration paid with respect to the Shares.

  Section 8.5  No Duplication; Sole Remedy Procedures.
               --------------------------------------

          (a) Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

          (b)    Purchaser's rights to indemnification as provided for in
Section 8.1 for a breach of Seller's representations or warranties contained in this Agreement shall constitute Purchaser's sole remedy for such a breach, and Seller shall have no other liability or damages to Purchaser resulting from the breach.

          (c) The indemnification and other provisions of this Article VIII shall govern the procedure for all indemnification matters under this Agreement, except to the extent otherwise expressly provided herein.

  Section 8.6  No Right of Off-set/Set-off.  Neither Purchaser nor Seller
               ---------------------------
shall have any right to off-set or set-off any payment due pursuant to Section
1.2 of this Agreement against any other payment to be made pursuant to this Agreement or otherwise (including against indemnification payments).


                                  ARTICLE IX

                        DEFINITIONS AND INTERPRETATION

  Section 9.1  Definitions.  For all purposes of this Agreement, except as
               -----------
otherwise expressly provided or unless the context clearly requires otherwise:

  "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange
Act.

  "Agreement" or "this Agreement" shall mean this Stock Purchase Agreement, together with the Exhibits hereto and the Disclosure Schedule.

  "Balance Sheet" shall mean the most recent balance sheet of the Company and its consolidated Subsidiaries included in the Financial Statements.

  "Balance Sheet Date" shall mean the date of the Balance Sheet.

  "Business" shall mean the packaged water business (including, without limitation, home-office delivery and retail) and the filtration systems for water business.

  "Business Day" shall mean a day other than Saturday, Sunday or any day on which the principal commercial banks located in the State of California are authorized or obligated to close under the laws of such state.

  "Cap Amount" shall mean (1) with respect to any claim made on or prior to the first anniversary of the Closing Date, $150,000,000, (2) with respect to any claim made after the first anniversary of the Closing Date, but on or prior to the third anniversary of the Closing Date, $130,000,000, (3) with respect to any claim made after the third anniversary of the Closing Date, but on or prior to the fourth anniversary of the Closing Date, $115,000,000, and (4) with respect to any claim made after the fourth anniversary of the Closing Date, $100,000,000.

  "Closing" shall mean the closing referred to in Section 2.1.

  "Closing Date" shall mean the date on which the Closing occurs.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Company" shall mean McKesson Water Products Company, a California corporation.

  "Company Intellectual Property" shall mean all Trademarks, Patents, Copyrights, Trade Secrets and Licenses that are currently used in the business of the Company or any Company Subsidiary or that are necessary to conduct the business of the Company or the Company Subsidiaries as presently conducted or as currently proposed to be conducted.

  "Company Material Adverse Effect" shall mean any material adverse effect on the business, financial condition or operations of the Company and all of the Company Subsidiaries, taken as a whole; provided, however, that the effects of
                                        --------  -------
changes that are generally applicable to (a) the industries and markets in which the Company operates on the date hereof, or (b) the United States economy shall be excluded from the determination of Company Material Adverse Effect or (c) the United States securities markets; and provided further that any adverse effect
                                      -------- -------
on the Company or any Company Subsidiary resulting from the execution of this Agreement, any public announcement relating to this Agreement or the Transactions or consummation of the Transactions shall also be excluded from the determination of Company Material Adverse Effect.

  "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

  "Computer Software" shall mean computer software programs, databases, source code and all documentation related thereto.

  "Confidentiality Agreement" shall mean a letter agreement between Lehman Bros. Inc., and Purchaser relating to confidentiality executed in connection with the transactions contemplated hereby.

  "Constructive Knowledge of Seller" shall mean the knowledge of the officers, directors and employees of Seller and the knowledge the officers, directors and employees of Seller should have had after due inquiry and diligent investigation.

  "Copyrights" shall mean U.S. and foreign registered and unregistered copyrights (including those in Computer Software and databases), rights of publicity and all registrations and applications to register the same.

  "Disclosure Schedule" shall mean the disclosure schedule of even date herewith prepared and signed by the Company and Seller and delivered to Purchaser simultaneously with the execution hereof, as amended or supplemented by Seller pursuant to the terms of Section 5.11 hereof.

  "DOJ" shall mean the Antitrust Division of the United States Department of Justice.

  "Due Date" shall mean, with respect to any Tax Return, the date such return is due to be filed (taking into account any valid extensions).

  "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

  "Environmental Law" shall mean all federal, state, local or foreign laws, ordinances, regulations, rules, codes, or final, nonappealable orders, writs, judgments, injunctions or decrees governing pollution or the protection of the environment, human health or safety as they relate to the environment or Hazardous Materials or natural resources.

  "Environmental Permit" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Excluded Taxes" shall mean (a) any Taxes (other than income and franchise Taxes) specifically identified and reflected as a current liability for unpaid taxes on the Balance Sheet ("Reserved Taxes"), provided, however, that the amount of such Reserved Taxes shall be reduced to the extent of payments by the Company and its Subsidiaries made after the Balance Sheet Date and before the Closing with respect to such Reserved Taxes, (b) any Taxes resulting from transactions or actions taken by the Company on the Closing Date after the Closing, (c) any

Taxes that result from an actual or deemed election under Section 338 of the Code or comparable provisions of state or local tax law or any similar provisions of state law or the law of any other taxing jurisdiction with respect to the Company or any Company Subsidiary in connection with any of the transactions contemplated by this Agreement (other than the Elections, as contemplated by Section 5.4(a) hereof), (d) any Transfer Taxes for which Purchaser is liable pursuant to Section 5.4(d) and (e) any Taxes incurred solely as a result of the Purchaser failing to cause the Company and each Company Subsidiary to timely file or have filed on its behalf any Tax Return which the Purchaser is required to cause the Company to file or cause to be filed pursuant to the terms of this Agreement.

          "Financial Statements" shall mean (a) the unaudited consolidated balance sheets of the Company and the Company's consolidated Subsidiaries as at March 31 in each of the fiscal years 1997 through 1999 together with unaudited consolidated statements of income, shareholders' equity and cash flows for each of the years then ended, and (b) a consolidated balance sheet of the Company and the Company's consolidated Subsidiaries as at September 30, 1999 and unaudited consolidated statements of income, shareholders' equity and cash flows for the nine-month period then ended.

          "FTC" shall mean the United States Federal Trade Commission.

          "GAAP" shall mean United States generally accepted accounting principles.

          "Governmental Entity" shall mean a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

          "Guarantor" shall mean Groupe Danone, a societe anonyme organized under the laws of the laws of the Republic of France.

          "Hazardous Material" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance regulated as toxic or hazardous or as a pollutant, contaminant or hazardous or toxic waste under any Environmental Law.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indebtedness" shall mean (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under financing leases or similar arrangements, (d) all obligations in respect of acceptances and letters of credit issued or created or similar arrangements,
(e) all liabilities secured by any lien on any property or similar arrangements and (f) all guarantee obligations, contingent or otherwise, or similar arrangements.

          "Insurance Policy" shall mean any insurance policy maintained by Seller or any of its Affiliates, other than any State Workers' Compensation Policy or any insurance policy the premiums of which are paid directly by the Company or any Company Subsidiary.

          "Intellectual Property Assignments" shall have the meaning set forth in Section 3.27.

          "Intellectual Property" shall mean all of the following: (i) Trademarks, (ii) Patents, (iii) Copyrights, (iv) Trade Secrets and (v) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications.

          "Interest Rate" shall mean the rate of interest announced publicly by Citibank, N.A., in New York, New York, as its base rate.

          "Knowledge of Seller" shall mean the actual (and not constructive or imputed) knowledge of Charles Norris, David Mahoney, Gary Lamont, Gordon Vanderhelm, Cynthia Pygin and Mike Riley.

          "Lease" shall mean each lease pursuant to which the Company or any Company Subsidiary leases any real or personal property (excluding leases relating solely to personal property calling for rental or similar periodic payments not exceeding $100,000 per annum or $500,000 over the remaining term of the lease).

          "Licenses" shall mean all licenses and agreements pursuant to which the Company or any Company Subsidiary has acquired rights in or to any Trademarks, Patents, Copyrights or Trade Secrets, or licenses and agreements pursuant to which the Company or any Company Subsidiary has licensed or transferred the right to use any of the foregoing.

          "Net Book Value" shall mean, with respect to a specific date, an amount equal to the excess of the total consolidated assets of the Company and the Company Subsidiaries on such date over the total consolidated liabilities of the Company and the Company Subsidiaries on such date.

          "Net Working Capital" shall mean with respect to any month, the sum of
(x)(1)customer accounts receivable less allowances for doubtful accounts, (2) notes and other receivables, (3) inventories and (4) prepaid expenses, less (y) current payables and accruals, in each case determined in accordance with GAAP as of the last day of such month.

          "Patents" shall mean issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and similar statutory rights, whether provided by statute or international treaties or conventions.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Permitted Encumbrances" means (i) Encumbrances for inchoate mechanics' and materialmen's liens for construction in progress and workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business of the Company, or any Company Subsidiary, (ii) Encumbrances for Taxes not yet payable and for Taxes being contested in good faith, (iii) Encumbrances arising out of, under or in connection with this Agreement and (iv) Encumbrances and imperfections of title the existence of which would not materially affect the use of the property subject thereto.

          "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

          "Plan" shall mean each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of the Company or any Company Subsidiary.

          "Purchase Price" shall mean the amount set forth in Section 1.2 as such amount may be adjusted pursuant to Section 1.3 after the Closing.

          "Purchaser" shall mean Danone International Brands, Inc., a Delaware corporation.

          "Purchaser Indemnified Persons" shall mean Purchaser and each of its Affiliates, their successors and assigns, and the officers, directors, employees and agents of Purchaser and each of its Affiliates and their successors and assigns.

          "Purchaser Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties recovered by a third party with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of any Purchaser Indemnified Person arising under this Agreement) incurred by the Company or any of the Purchaser Indemnified Persons that arise out of (a) any breach by Seller of any of Seller's representations and warranties contained in or made by or pursuant to this Agreement (which shall be determined without giving effect to any materiality qualifier contained therein, including, without limitation, "Company Material Adverse Effect"), (b) any breach by Seller of any covenants contained in this Agreement or (c) any alleged or actual improper accounting practices by Seller or any of its Subsidiaries (other than the Company or any of the Company subsidiaries) any related restatements of Seller's earnings, any related reduction in the price of Seller's publicly-traded securities or any related litigation, including without limitation the Keystone litigation and the class actions against Seller related thereto; provided, however, that the term "Purchaser Losses" shall not include the
--------- -------
matters referred to in Section 8.1(b).

          "Real Property" shall mean all real property that is owned or used by the Company or any Company Subsidiary or that is reflected as an asset of the Company or any Company Subsidiary on the Balance Sheet.

          "Retained Employee" shall mean each person who was an active or inactive employee (including but not limited to any such employee who is on any leave of absence, whether paid or unpaid, including, but not limited to, Short-or-Long Term Disability Leave or Workers' Compensation leave) of the Company or any Company Subsidiary immediately prior to the Closing Date.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Seller" shall mean McKesson HBOC, Inc., a Delaware corporation.

          "Seller Guaranty" shall mean the guaranty of the industrial revenue bonds issued by an agency of Waller County, Texas in the principal amount of $6,000,000.

          "Shares" shall mean shares of common stock, par value $10.00, issued by the Company.

          "Straddle Period" shall mean a taxable year or period beginning on or before, and ending on or after, the Closing Date.

          "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

          "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp and other taxes, and shall include interest, penalties or additions attributable thereto or attributable to any failure to comply with any requirement regarding Tax Returns.

          "Tax Claim" shall mean a claim for indemnification or defense with respect to losses, liabilities, judgments, settlements and expenses relating to Taxes arising out of Article VIII, including reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the rights of Purchaser or the Seller, as the case may be, arising out of Article VIII.

          "Taxing Authority" shall mean any federal, state, local or foreign Governmental Entity responsible for the imposition of any Taxes.

          "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any such document prepared on a consolidated, combined or unitary basis and also including any schedule or attachment thereto, and including any amendment thereof.

          "Threshold" shall mean an amount equal to $5,000,000.

          "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

          "Trademarks" shall mean U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

          "Trade Secrets" shall mean information, including but not limited to, a formula, pattern, compilation, program, device, method, technique, or process, that (i) derives actual or potential independent economic value from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

          "Transaction Documents" shall mean, collectively, this Agreement, the Intellectual Property Assignments and the Transition Services Agreement and the License Agreement.

          "Transactions" shall mean all the transactions provided for or contemplated by this Agreement.

          "Transfer Taxes" shall mean all sales (including bulk sales), use, transfer, recording, ad valorem, privilege, documentary, gains, gross receipts, registration, conveyance, excise, license, stamp, duties or similar Taxes and fees.

     "WARN Act" shall mean the Worker Adjustment and Retraining Notification
Act.

     Section 9.2  Interpretation.
                  --------------

             (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

             (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

             (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

             (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

             (e) A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

             (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

             (g) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.



                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1  Fees and Expenses.   All costs and expenses incurred in
                   -----------------
connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such expenses, except as specifically provided to the contrary in this Agreement.

     Section 10.2  Amendment and Modification.  This Agreement may be amended,
                   --------------------------
modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

     Section 10.3  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if mailed, delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          if to Purchaser or Guarantor, to:

                  Groupe Danone
                  7, rue de Teheran
                  75008 Paris
                  France
                  Attention:  Emmanuel Faber
                  Telecopy:   011-33-1-44-35-20-97

                        with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Attention:  Spencer D. Klein, Esq.
                  Telecopy:  212-848-7179

          if to Seller, to:

                  McKesson HBOC, Inc.
                  One Post Street
                  San Francisco, CA  94104
                  Attention:   Ivan D. Meyerson, Esq.
                  Telecopy:  (415) 983-8826

                        with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Embarcadero Center, Suite 3800
                  San Francisco, CA  94111
                  Attention:  Kenton J. King, Esq.
                  Telecopy:  (415) 984-2698

          Section 10.4  Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 10.5  Entire Agreement; No Third Party Beneficiaries.  This
                        ----------------------------------------------
Agreement, the Transaction Documents and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer upon any Person, other than the parties hereto and thereto and the third parties specified in Section 8.1, any rights or remedies hereunder.

          Section 10.6  Severability.  Any term or provision of this Agreement
                        ------------
that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          Section 10.7  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of New York, excluding (to the extent permissible by law) any rule of law that would cause the application of the laws of a jurisdiction other than the State of New York.

          Section 10.8  Dispute Resolution.  In the event of a dispute arising
                        ------------------
out of or in connection with this Agreement, the matter shall be submitted to one of the Co-Chief Executive Officers of Seller and the Chief Executive Officer of the Purchaser who shall meet in person in a neutral setting at least two (2) times to attempt in good faith to resolve such matter, and no later than 30 days after a request for such meeting is made. In the event that they have been unable to resolve such matter within thirty (30) days after their first meeting, either party may seek the legal remedies entitled to them hereunder in accordance with Article VIII of this Agreement.

          Section 10.9  Venue.  Each of the parties hereto, including the
                        -----
Guarantor, (a) consents to submit itself to the personal jurisdiction of any federal court located in New York City in the State of New York or any New York state court located in New York City in the event any dispute that the parties fail to resolve pursuant to Section 10.8 hereof arises out of this Agreement or any of the Transactions, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than such federal or state courts. Guarantor hereby irrevocably designates, appoints and empowers C.T. Corporation System, as its true and lawful agent and attorney-in-fact, in its name, place and stead to receive and accept on its behalf service of process in any action, suit or proceeding with respect to any matters as to which it has submitted to jurisdiction as set forth in this Section 10.9.

          Section 10.10  Time of Essence.  Each of the  parties hereto hereby
                         ---------------
agrees that, with regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          Section 10.11  Extension; Waiver.  At any time prior to the Closing
                         -----------------
Date, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          Section 10.12  Election of Remedies.  Neither the exercise of nor the
                         --------------------
failure to exercise a right of set-off or to give notice of a claim under this Agreement will constitute an election of remedies or limit Purchaser or any of the Purchaser Indemnified Persons in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

          Section 10.13  Assignment.  Neither this Agreement nor any of the
                         ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights and interests hereunder to any direct or indirect wholly owned Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 10.14  Waiver of Jury Trial.  Seller and Purchaser hereby
                         --------------------
irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based in contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Seller or Purchaser in the negotiation, administration, performance and enforcement thereof.

          Section 10.15  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          Section 10.16  Guarantee.  Guarantor hereby guarantees the performance
                         ---------
by the Purchaser (or any of its assignees pursuant to Section 10.13) of all the Purchaser's obligations hereunder. In connection with such guarantee, Guarantor hereby represents and warrants to Seller (i) that it is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of France and has all necessary corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder, and (ii) that the execution and delivery of this Agreement by Guarantor and the performance of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Guarantor and (assuming due authorization, execution and delivery by Seller and Purchaser) constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms.

          IN WITNESS WHEREOF, Purchaser, Seller and Guarantor have executed this Agreement or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                              DANONE INTERNATIONAL BRANDS INC.



                              By /s/ Emmanuel Faber
                                ---------------------------------------
                                Name: Emmanuel Faber
                                Title:


                              GROUPE DANONE



                              By /s/ Emmanuel Faber
                                ---------------------------------------
                                Name: Emmanuel Faber
                                Title: Executive Vice-President and Chief
                                       Financial Officer



                              McKESSON HBOC, INC.



                              By /s/ David L. Mahoney
                                ---------------------------------------
                                Name: David L. Mahoney
                                Title: Co-President and Co-Chief Executive
                                       Officer